UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No.        )

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TRANS1 INC.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 5, 2012

TO OUR STOCKHOLDERS:

You are cordially invited to the 2012 Annual Meeting of Stockholders of TranS1 Inc., a Delaware corporation. The 2012 Annual Meeting of Stockholders will be held on Tuesday, June 5, 2012 at 10:00 a.m., local time, at 200 Horizon Drive, Suite 115, Raleigh, North Carolina 27615 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

1.  To elect three Class II directors to serve for a term of three years expiring upon the 2015 annual meeting of stockholders or until the election of their successors are elected and duly qualified;

2.  To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012;

3.  To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers;

4.  To approve, on a non-binding advisory basis, the frequency of future advisory votes on the compensation paid to the Company’s named executive officers; and

5.  To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Only our stockholders of record at the close of business on April 20, 2012 are entitled to notice of, and to vote at, the 2012 Annual Meeting of Stockholders.

Important Notice Regarding the Availability of Proxy Materials for the 2012 Annual Meeting of Stockholders To Be Held on Tuesday, June 5, 2012:

This Notice, along with our Proxy Statement and our annual report on Form 10-K for the fiscal year ended December 31, 2011, is available on the Internet at http://ir.trans1.com/sec.cfm. Information included on our Website, other than these materials, is not part of the proxy soliciting materials.

All stockholders are cordially invited to attend the 2012 Annual Meeting of Stockholders in person. However, whether or not you plan to attend the 2012 Annual Meeting of Stockholders we encourage you to read this Proxy Statement and promptly vote your shares. In order to vote your shares by proxy please complete, sign and date the proxy and return it in the envelope provided. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

ON BEHALF OF THE BOARD OF DIRECTORS

/s/ Ken Reali
Ken Reali
President and Chief Executive Officer

Wilmington, North Carolina

April 30, 2012

PROXY STATEMENT FOR THE 2012

ANNUAL MEETING OF STOCKHOLDERS

JUNE 5, 2012

ABOUT THE 2012 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

The enclosed proxy statement, which we refer to as the “Proxy Statement,” is solicited on behalf of the Board of Directors of TranS1, Inc., which we refer to as “the Company,” “we,” “us,” or “our,” for use at the Company’s 2012 Annual Meeting of Stockholders to be held on June 5, 2012 at 10:00 a.m., local time, or the “Annual Meeting,” or at any postponements or adjournments thereof, at 200 Horizon Drive, Suite 115, Raleigh, North Carolina 27615.

QUESTIONS AND ANSWERS ABOUT

THE 2012 ANNUAL MEETING AND VOTING

The following questions and answers are intended to briefly address potential questions regarding this Proxy Statement and the Annual Meeting. They are also intended to provide our stockholders with certain information that is required to be provided under the rules and regulations of the Securities and Exchange Commission, or the SEC. These questions and answers may not address all of the questions that are important to you as a stockholder. If you have additional questions about the Proxy Statement or the Annual Meeting, please contact our Corporate Secretary using the contact information provided herein.

Q:	What is the purpose of the Annual Meeting?

A:	At the Annual Meeting, our stockholders will be asked to consider and vote upon the matters described in this Proxy Statement and any other matters that properly come before the Annual Meeting.

Q:	When and where will the Annual Meeting be held?

A:	You are invited to attend the Annual Meeting on June 5, 2012, beginning at 10:00 a.m., local time. The Annual Meeting will be held at 200 Horizon Drive, Suite 115, Raleigh, North Carolina 27615.

Q:	Why did I receive these proxy materials?

A:	We are providing these proxy materials in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting, and at any adjournment or postponement thereof. This Proxy Statement, the accompanying proxy card and our annual report on Form 10-K for the fiscal year ended December 31, 2011, or the “Annual Report,” are being mailed to all stockholders entitled to vote at the Annual Meeting on or about April 30, 2012. These materials and directions to attend the Annual Meeting, where you may vote in person, are available on the Internet at http://ir.trans1.com/sec.cfm.

This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. You are invited to attend the Annual Meeting in person to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may vote your shares using one of the other voting methods described in this Proxy Statement. Whether or not you expect to attend the Annual Meeting, please vote your shares as soon as possible in order to ensure your representation at the Annual Meeting and to minimize the cost of proxy solicitation.

Q:	What am I being asked to vote upon at the Annual Meeting?

A:	At the Annual Meeting, you will be asked to:

•	Elect three Class II directors to serve for a term of three years expiring upon the 2015 annual meeting of stockholders or until their successors are elected and duly qualified (Proposal No. 1);

•

Ratify the appointment of PricewaterhouseCoopers LLP, who we refer to as PricewaterhouseCoopers, as our independent registered public accounting firm for the fiscal year ending December 31, 2012 (Proposal No. 2);

•

Vote, on a non-binding advisory basis, upon a proposal to approve the compensation of our named executive officers, as disclosed in the “Executive Compensation” section of this Proxy Statement (Proposal No. 3);

•	Vote, on a non-binding advisory basis, upon the frequency of future advisory votes on the compensation paid to our named executive officers (Proposal No. 4); and

•	Act upon such other matters as may properly come before the Annual Meeting or any postponement or adjournment thereof.

Q:	How does the Board of Directors recommend that I vote on the proposals?

A:	The Board of Directors unanimously recommends that you vote each of your shares “FOR” each of the three Class II director nominees, “FOR” the ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2012, “FOR” the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers, and for “EVERY YEAR” for the frequency of future advisory votes on the compensation paid to our named executive officers.

Q:	What are the voting requirements to approve the proposals?

A:	The voting requirements to approve each of the proposals to be voted upon at the Annual Meeting are as follows:

•

Election of Directors (Proposal No. 1) — Directors are elected by a plurality of votes cast, so the three director nominees who receive the most votes will be elected, assuming that a quorum is present. Abstentions and broker non-votes will not be taken into account in determining the election of directors. Under the rules applicable to brokers, they do not possess discretionary authority to vote shares with respect to the election of directors. Accordingly, to the extent brokers do not receive voting instructions from beneficial owners, broker non-votes will result for this item. Please see “What happens if I do not vote?” below for a discussion of “broker non-votes.”

•

Ratification of Selection of Accounting Firm (Proposal No. 2) — Ratification of our appointment of PricewaterhouseCoopers will require the affirmative vote of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the matter, assuming that a quorum is present. Abstentions will have the same effect as votes against the proposal. Because the ratification of the independent registered public accounting firm is a discretionary matter on which brokers have the discretion to vote, broker non-votes will not result for this item.

•

Advisory Vote on Executive Compensation (Proposal No. 3) — Approval of the non-binding advisory resolution regarding the compensation of our named executive officers will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, assuming that a quorum is present. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

•

Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation (Proposal No. 4) — Approval of the non-binding advisory resolution regarding the frequency of future advisory votes on the compensation of our named executive offers will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter, assuming that a quorum is present. Abstentions will have the same effect as votes against the proposal. Broker non-votes will not be counted for any purpose in determining whether this proposal has been approved.

Q:	What happens if I do not vote?

A:	The following is a brief explanation of the effect that a decision not to vote shares will have on the proposals at the Annual Meeting:

•

Abstentions: You may withhold authority to vote for one or more nominees for director and may abstain from voting on one or more of the other matters to be voted on at the Annual Meeting. Shares for which authority is withheld or that a stockholder abstains from voting will be counted for purposes of determining whether a quorum is present at the Annual Meeting. Shares for which authority is withheld will have no effect on the voting for the election of directors (which requires a plurality of the votes cast). Shares that a stockholder abstains from voting will be included in the total number of votes cast on the particular matter, and will have the same effect as a vote “AGAINST” Proposal No. 2, Proposal No. 3 and Proposal No. 4 (each of which require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting).

•

Broker Non-Votes: “Broker non-votes” are shares held by a broker, dealer, bank or other nominee (each, a “nominee”) that are represented at the Annual Meeting, but with respect to which the nominee holding those shares (i) has not received instructions from the beneficial owner of the shares to vote on the particular proposal, and (ii) does not have discretionary voting power with respect to the particular proposal. Whether a nominee has authority to vote shares that it holds is determined by stock exchange rules. Nominees holding shares of record for beneficial owners generally are entitled to exercise their discretion to vote on Proposal No. 2, but do not have the discretion to vote on Proposal No. 1, Proposal No. 3, or Proposal No. 4 unless they receive other instructions from the beneficial owners of the shares. Please see “Who can vote at the Annual Meeting?” below for a discussion of beneficial ownership.

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the Annual Meeting, but will not be counted for purposes of determining the number of shares represented and voting with respect to a proposal.

Q:	Who can vote at the Annual Meeting?

A:	Only our stockholders of record at the close of business on April 20, 2012, which we refer to as the Record Date, will be entitled to vote at the Annual Meeting. As of the Record Date, approximately 27,246,975 shares of our common stock were issued and outstanding and held of record by approximately 27 stockholders. Each share of common stock issued and outstanding on the Record Date is entitled to one (1) vote on any matter presented for consideration and action by our stockholders at the Annual Meeting. Stockholders will not be entitled to cumulate their votes in the election of directors.

•

Holders of Record: If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a “holder of record.” As a “holder of record,” you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares using one of the voting methods described in this Proxy Statement.

•

Beneficial Owners: If, on the Record Date, your shares were held in an account with a nominee, then you are the “beneficial owner” of shares held in “street name” and this Proxy Statement is being forwarded to you by that nominee. The nominee holding your account is considered the “holder of record” for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the “holder of record,” you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your nominee. Please contact your nominee directly for additional information.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The presence at the Annual Meeting, in person or represented by proxy, of holders of a majority of the outstanding shares of our common stock outstanding as of the Record Date, will constitute a quorum at the Annual Meeting. We will treat shares of common stock represented by a properly voted proxy, including abstentions and broker non-votes, as present at the Annual Meeting for the purposes of determining the existence of a quorum. If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q:	How can I vote my shares?

A:	If you are a holder of record, you may vote by mail or in person at the Annual Meeting. If you are a beneficial owner of shares held in “street name”, you may vote by mail, in person at the Annual Meeting, or by over the Internet. The voting methods available for holders of record and beneficial owners are described in greater detail below. Stockholders who execute proxies retain the right to revoke them at any time before they are voted. Ken Reali and Joseph Slattery, the designated proxyholders, are members of the Company’s management.

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Vote by Mail. You can vote by mail pursuant to the instructions provided on the proxy card. In order to be effective, completed proxy cards must be received by 12:00 p.m. Eastern Time on June 4, 2012. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the business reply envelope provided with this Proxy Statement.

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Vote at the Annual Meeting. The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If you hold shares beneficially in “street name,” you must obtain a proxy, executed in your favor by your nominee to be able to vote at the Annual Meeting. All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

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Vote by Internet. If you hold shares beneficially in “street name,” you may vote by proxy over the Internet by following the instructions provided in the voting instruction card provided to you by your nominee. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 4, 2012 by visiting www.proxyvote.com and following the instructions. Our Internet voting procedures are designed to authenticate stockholders by using individual control numbers, which are located on the voting instruction card. If you vote by Internet, you do not need to return your proxy card.

Q:	How may I attend the Annual Meeting?

A:	You are entitled to attend the Annual Meeting only if you were a stockholder as of the Record Date or hold a valid proxy for the Annual Meeting. Since seating is limited, admission to the Annual Meeting will be on a first-come, first-served basis. You should be prepared to present government-issued photo identification for admittance, such as a passport or driver’s license. If your shares are held in “street name,” you also will need proof of ownership as of the Record Date to be admitted to the Annual Meeting, such as your most recent account statement prior to the Record Date, a copy of the voting instruction card provided by your nominee, or similar evidence of ownership. Please note that for security reasons, you and your bags may be subject to search prior to your admittance to the Annual Meeting. If you do not comply with each of the foregoing requirements, you will not be admitted to the Annual Meeting. Please let us know if you plan to attend the Annual Meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone, by indicating your plans when prompted.

Q:	What can I do if I change my mind after I vote my shares?

A:

You may change your vote at any time before your proxy is voted at the Annual Meeting. You may change your vote by (i) providing written notice of revocation to the Corporate Secretary of the Company at our corporate headquarters located at 301 Government Center Drive, Wilmington, North Carolina 28403, (ii) by executing a subsequent proxy using any of the voting methods discussed above, or (iii) by attending the Annual Meeting and voting in person. However, simply attending the Annual Meeting will not, by itself, revoke your proxy. If you have instructed your nominee to vote your shares, you must follow directions received from your nominee to change those instructions. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy.

Q:	Could other matters be decided at the Annual Meeting?

A:	As of the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. However, if any other matters are presented for consideration at the Annual Meeting including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of one or more of the proposals, the persons named as proxyholders and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote.

Q:	Who is paying for the cost of this proxy solicitation?

A:	The cost of soliciting proxies will be borne by us. We expect to reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile. The total estimated cost of the solicitation of proxies is approximately $10,000.

Q:	How can stockholders nominate a candidate for election as a director or propose other actions for consideration at an annual meeting of stockholders?

A:	SEC rules and our Bylaws require that a stockholder provide us with timely advance written notice when seeking to nominate a candidate for election as a director or to propose other actions for consideration at an annual meeting of stockholders. To be timely, a stockholder’s notice must comply with the following:

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Inclusion of Proposals in our Proxy Statement and Proxy Card under the SEC’s Rules. In order to include information with respect to a stockholder proposal in our proxy statement and form of proxy for a stockholders’ meeting, stockholders must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and any other applicable rules established by the SEC. Under Rule 14a-8, a stockholder’s proposal must be received at our principal executive offices not less than 120 calendar days prior to the first anniversary of the date our proxy statement was released to stockholders in connection with the preceding year’s annual meeting. Thus, in order for a stockholder’s proposal to be considered for inclusion in our proxy statement and proxy card for the 2013 annual meeting, the proposal must be received at our corporate offices on or before December 31, 2012, unless the date of our 2013 annual meeting is more than 30 days before or after June 5, 2013, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials.

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Bylaw Requirements for Stockholder Submission of Nominations and Proposals. A stockholder recommendation for nomination of a person for election to our Board of Directors or a proposal for consideration at our 2013 annual meeting must be submitted in accordance with the advance notice procedures and other requirements set forth in Article II of our bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the stockholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC’s rules. Compliance with our bylaw requirements will entitle the proposing stockholder only to present such nominations or proposals before the stockholder meeting, not to have the nominations or proposals included in our proxy statement or proxy card. Any such nomination or proposal may be made only by persons who are stockholders of record on the date on which such notice is given and on the record date for determination of stockholders entitled to vote at that meeting. In addition, no such nomination or proposal may be brought before an annual meeting by a stockholder unless that stockholder has given timely written notice in proper form of such nomination or proposal to our Corporate Secretary, as more particularly set forth in Article II of our bylaws. Any stockholder desiring to submit a nomination or proposal for action at our 2013 annual meeting of stockholders should deliver the proposal to our Corporate Secretary at our corporate office at TranS1 Inc., 301 Government Center Drive, Wilmington, North Carolina 28403 no earlier than February 5, 2013 and no later than March 7, 2013, in order to be presented at the 2013 annual meeting of stockholders. The full text of the bylaw provisions referred to above (which also set forth requirements and limitations as to stockholder nominations or proposals to be considered at any special meeting) may be obtained by contacting our Corporate Secretary at the address set forth above.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs and other fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of this Proxy Statement and the Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Proxy Statement or the Annual Report, please write or call us at the following address and telephone number:

TranS1 Inc.

Attn: Corporate Secretary

301 Government Center Dr.

Wilmington, NC 28403

(910) 332-1700 (telephone)

In addition, if you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact us using the contact information set forth above. Stockholders who hold shares in “street name” may contact their nominee to request information about householding. This Proxy Statement for the Annual Meeting and the Annual Report to Stockholders for the fiscal year ended December 31, 2011, are available at http://ir.trans1.com/sec.cfm.

Q:	Where can I find voting results of the Annual Meeting?

A:	We will announce preliminary voting results with respect to each proposal at the Annual Meeting. In accordance with SEC rules, final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting, unless final results are not known at that time in which case preliminary voting results will be published within four business days of the Annual Meeting and final voting results will be published once they are known by the Company.

Q:	Whom should I contact with other questions?

A:	If you have additional questions about this Proxy Statement or the Annual Meeting or would like additional copies of this Proxy Statement, please contact us by either writing to TranS1 Inc. at our principle executive offices located at 301 Government Center Dr. Wilmington, NC 28403, Attention: Corporate Secretary, by calling us at (910) 332-1700, or by sending a facsimile transmission to (910) 332-1701.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 30, 2012, by (i) each person or entity who is known by us to own beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of the named executive officers, and (iv) all of our directors and executive officers as a group.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Shares Beneficially Owned(2)
5% Stockholders
Delphi Ventures and Affiliated Entities(3)	4,692,695	17.2%
Advanced Technology Ventures and Affiliated Entities(4)	3,127,906	11.5%
Cutlass Capital and Affiliated Entities(5)	2,036,360	7.5%
Sapient Capital, L.P.(6)	1,613,090	5.9%
Thomas Weisel Healthcare Venture Partners, L.P. and Affiliated Entities(7)	1,149,845	4.2%
Named Executive Officers and Directors
Michael Carusi(8)	3,127,906	11.5%
Jonathan Osgood(9)	2,036,360	7.5%
James Shapiro(10)	1,149,845	4.2%
Richard Randall(11)	680,835	2.5%
Joseph Slattery(12)	354,866	1.3%
Paul LaViolette(13)	206,346	*
Jeffrey Fischgrund(14)	—	*
Ken Reali(15)	190,460	*
Dwayne Montgomery(16)	89,508	*
David Simpson(17)	77,500	*
Rick Feiler(18)	66,113	*
Steve Ainsworth(19)	44,959	*
Mukesh Ramchandani(20)	44,750	*
All Executive Officers and Directors as a Group (13 persons)(21)	8,069,448	29.6%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each stockholder is c/o TranS1 Inc., 301 Government Center Drive, Wilmington, North Carolina 28403.

(2)	This table is based upon information supplied by our officers and directors, and with respect to principal stockholders, Schedules 13G and 13G/A, as well as Forms 4, filed with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC. Applicable percentage ownership is based on 27,246,975 shares of common stock outstanding as of March 30, 2012. Shares of common stock subject to options currently exercisable or exercisable within 60 days of March 30, 2012, are deemed outstanding for computing the ownership percentage of the person holding such options, but are not deemed outstanding for computing the ownership percentage of any other person. Except as otherwise noted, we believe that each of the stockholders named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws.

(3)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 12, 2010. Consists of (i) 2,236,272 shares held by Delphi Ventures VI, L.P. (“DV VI”), (ii) 22,362 shares held by Delphi BioInvestments VI, L.P. (“DBI VI”), (iii) 2,410,523 shares held by Delphi Ventures VIII, L.P. (“DV VIII”), and (iv) 23,538 shares held by Delphi BioInvestments VIII, L.P. (“DBI VIII”). Delphi Management Partners VI, L.L.C. is the general partner of each of DV VI and DBI VI and may be deemed to have sole voting and dispositive power with respect to the shares owned by DV VI and DBI VI. Delphi Management Partners VIII, L.L.C. is the general partner of each of DV VIII and DBI VIII and may be deemed to have sole voting and dispositive power with respect to the shares owned by DV VIII and DBI VIII. The managing members of each of Delphi Management Partners VI, L.L.C. and Delphi Management Partners VIII, L.L.C. are James J. Bochnowski, David L. Douglass, Douglas A. Roeder, John F. Maroney and Deepika R. Pakianathan (collectively, the “Delphi Managing Members”). The Delphi Managing Members may be deemed to have shared voting and dispositive power with respect to each of the shares listed above. Delphi Management Partners VI, L.L.C., Delphi Management Partners VIII, L.L.C. and each of the Delphi Managing Members disclaims beneficial ownership of the shares except to the extent of their indirect pecuniary interest therein. In addition, Mr. Douglass has sole voting and dispositive power with respect to 30,000 shares not disclosed in the first sentence of this footnote 3, Mr. Roeder has sole voting and dispositive power with respect to 22,000 shares not disclosed in the first sentence of this footnote 3 and Mr. Pakianathan has sole voting and dispositive power with respect to 500 shares not disclosed in the first sentence of this footnote 3. The address for all entities and individuals affiliated with Delphi Ventures is 3000 Sand Hill Road, Building 1, Suite 135, Menlo Park, CA 94025.

(4)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2009. Consists of (i) 2,894,702 shares held by Advanced Technology Ventures VII, L.P. (“ATV VII”), (ii) 116,163 shares held by Advanced Technology Ventures VII (B), L.P. (“ATV VII-B”), (iii) 55,836 shares held by Advanced Technology Ventures VII (C), L.P. (“ATV VII-C”), (iv) 17,249 shares held by ATV Entrepreneurs VII, L.P. (“ATV VII-E” and together with ATV VII, ATV VII-B, and ATV VII-C, collectively referred to as the “ATV VII Entities”), and (v) 3,956 shares held by ATV Alliance 2002, L.P. (“ATV A 2002” and together with the ATV VII Entities, the “ATV Entities”). ATV Associates VII, L.L.C. (“ATV A VII”) is the general partner of each of the ATV VII Entities and exercises voting and dispositive power over the shares held by the ATV VII Entities. ATV Alliance Associates, L.L.C. (“ATV Alliance”) is the general partner of ATV A 2002 and exercises voting and dispositive power over the shares held by ATV A 2002. Voting and dispositive decisions of ATV A VII are made by a board of five managing directors (the “ATV Managing Directors”), including Michael Carusi, one of our directors. Each of the ATV Managing Directors disclaims beneficial ownership of the shares held by the ATV VII Entities except to the extent of their respective indirect pecuniary interest therein. Voting and dispositive decisions of ATV Alliance are made by its sole manager, Jean George, who disclaims beneficial ownership of the shares held by ATV A 2002. Each of ATV A VII and ATV Alliance disclaims beneficial ownership of any shares held by any of the ATV Entities. The address for all entities and individuals affiliated with Advanced Technology Ventures is 500 Boylston Street, Suite 1380, Boston, Massachusetts 02116.

(5)	Based on information set forth in a Schedule 13G filed with the SEC on February 9, 2011. Consists of (i) 1,755,752 shares held by Cutlass Capital, L.P., (ii) 126,133 shares held by Cutlass Capital Principals Fund, L.L.C., and (iii) 114,475 shares held by Cutlass Capital Affiliates Fund, L.P. Jonathan Osgood, one of our directors, is one of two managing members of Cutlass Capital Management, L.L.C., which is the general partner of each of Cutlass Capital, L.P. and Cutlass Capital Affiliates Fund, L.P. Mr. Osgood is also one of two managing members of Cutlass Capital Principals Fund, L.L.C. Mr. Osgood has shared voting and investment power over the shares held by each of Cutlass Capital, L.P., Cutlass Capital Principals Fund, L.L.C. and Cutlass Capital Affiliates Fund, L.P. Mr. Osgood disclaims beneficial ownership of the shares held by Cutlass Capital, L.P., Cutlass Capital Principals Fund, L.L.C. and Cutlass Capital Affiliates Fund, L.P., except to the extent of his proportionate pecuniary interest in them. The address for all entities and individuals affiliated with Cutlass Capital is 322 Dunbarton Drive, St. Simons Island, GA 31522.

(6)	Based on information set forth in a Schedule 13G filed with the SEC on November 20, 2007. Mitchell Dann, one of our former directors, is the managing member of Sapient Capital Management, L.L.C., which is the general partner of Sapient Capital Management L.P., which is the general partner of Sapient Capital, L.P. Each of Sapient Capital Management, L.L.C., Sapient Capital Management L.P. and Mr. Dann disclaims beneficial ownership of the shares held by Sapient Capital, L.P., except to the extent of their respective proportionate pecuniary interest therein. The address for Sapient Capital is 4020 Lake Creek Drive, P.O. Box 1590, Wilson, WY 83014.

(7)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2011. Consists of (i) 1,029,545 shares held directly by Thomas Weisel Healthcare Venture Partners, L.P. (“TWHVP”), (ii) 78,695 shares held directly by Kearny Venture Partners, L.P. (“KVP”), and (iii) 1,605 shares held directly by Kearny Venture Partners Entrepreneurs’ Fund, L.P. (“KVPEF”). Thomas Weisel Healthcare Venture Partners L.L.C. (“TWHVP LLC”) is the general partner of TWHVP and has shared voting and dispositive power with respect to the shares held by TWHVP. Kearny Venture Associates, L.L.C. (“KVA”) is the general partner of both KVP and KVPEF and has shared voting and dispositive power with respect to the shares held by KVP and KVPEF. Each of James M. Shapiro (“Shapiro”) and Richard Spalding (“Spalding”) is (i) an affiliate of TWHVP LLC, and (ii) a Managing Member of KVA. Each of Spalding and Shapiro may be deemed to have shared voting power with respect to the shares held directly by TWHVP, KVP and KVPEF. The address for each of the foregoing entities is 88 Kearny Street, 2nd Floor, San Francisco, California 94108.

(8)	Consists of the shares identified in footnote 4 and 40,000 shares subject to options exercisable within 60 days of March 30, 2012, which options are held directly by Mr. Carusi. Mr. Carusi is one of our directors and is a managing director of ATV Associates VII, LLC. Mr. Carusi disclaims beneficial ownership of the shares held by the ATV Entities except to the extent of his proportionate pecuniary interest therein.

(9)	Consists of the shares identified in footnote 5, and 40,000 shares subject to options exercisable within 60 days of March 30, 2012, which options are held directly by Mr. Osgood. Mr. Osgood is one of our directors and is one of two managing members of Cutlass Capital Management, L.L.C., which is the general partner of each of Cutlass Capital, L.P. and Cutlass Capital Affiliates Fund, L.P. Mr. Osgood is also one of two managing members of Cutlass Capital Principals Fund, L.L.C. Mr. Osgood has shared voting and dispositive power over the shares held by each of Cutlass Capital, L.P., Cutlass Capital Principals Fund, L.L.C. and Cutlass Capital Affiliates Fund, L.P. Mr. Osgood disclaims beneficial ownership of the shares held by Cutlass Capital, L.P., Cutlass Capital Principals Fund, L.L.C. and Cutlass Capital Affiliates Fund, L.P., except to the extent of his proportionate pecuniary interest therein.

(10)	Consists of the shares identified in footnote 7, and 40,000 shares subject to options exercisable within 60 days of March 30, 2012, which options are held directly by Mr. Shapiro. Mr. Shapiro is one of our directors and is an affiliate of TWHVP LLC, the general partner of TWHVP, and has shared voting and dispositive power over the shares held by TWHVP. Mr. Shapiro is also a managing member of KVA, which is the general partner of both KVP and KVPEF, and has shared voting and dispositive power with respect to the shares held by KVP and KVPEF. Mr. Shapiro disclaims beneficial ownership of these shares except to the extent of his proportionate pecuniary interest therein.

(11)	Includes 136,500 shares subject to options exercisable within 60 days of March 30, 2012.

(12)	Includes 163,452 shares subject to options exercisable within 60 days of March 30, 2012.

(13)	Includes 52,500 shares subject to options exercisable within 60 days of March 30, 2012.

(14)	The Board appointed Dr. Fischgrund to serve on the Board effective as of April 4, 2012.

(15)	Includes 190,460 shares subject to options exercisable within 60 days of March 30, 2012.

(16)	Includes 89,508 shares subject to options exercisable within 60 days of March 30, 2012.

(17)	Includes 17,500 shares subject to options exercisable within 60 days of March 30, 2012.

(18)	Includes 65,064 shares subject to options exercisable within 60 days of March 30, 2012.

(19)	Includes 44,959 shares subject to options exercisable within 60 days of March 30, 2012.

(20)	Includes 44,750 shares subject to options exercisable within 60 days of March 30, 2012.

(21)	Includes 924,693 shares subject to options exercisable within 60 days of March 30, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions and series of similar transactions that have occurred since January 1, 2010 to which we were a party or will be a party in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	a director, executive officer, nominee for director, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Indemnification of Directors and Executive Officers

We have entered into an indemnification agreement with each of our directors and certain of our executive officers. These indemnification agreements and our amended and restated certificate of incorporation and bylaws indemnify each of our directors and certain of our officers to the fullest extent permitted by the Delaware General Corporation Law.

Review, Approval or Ratification of Transactions with Related Persons

As provided in our Audit Committee charter, all related party transactions are to be reviewed and pre-approved by our Audit Committee. A “related party transaction” is defined to include any transaction or series of transactions exceeding $120,000 in which we are or stand to be a participant and any related person has or will have a material interest. Related persons would include our directors, executive officers, nominees for director (and immediate family members of our directors and executive officers), and persons controlling over five percent of our outstanding common stock (and immediate family members of such persons). In determining whether to approve a related party transaction, the Audit Committee will generally evaluate the transaction in terms of: (i) the benefits to us; (ii) the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms and conditions of the transaction; and (v) the terms available to unrelated third parties or to employees generally. The Audit Committee will then document its findings and conclusions in written minutes. In the event a transaction relates to a member of our Audit Committee, that member will not participate in the Audit Committee’s deliberations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

Pursuant to our amended and restated certificate of incorporation and amended and restated bylaws, our Board currently consists of eight persons. Our Board is divided into three classes serving staggered terms of three years. The Class II directors, which now consist of Michael Carusi, Jonathan Osgood, and Ken Reali, are scheduled to serve until the Annual Meeting. The Class III directors, which now consist of Richard Randall, David Simpson, and Jeffrey Fischgrund, are scheduled to serve until the annual meeting of stockholders in 2013. The Class I directors, which now consist of James Shapiro and Paul LaViolette, are scheduled to serve until the annual meeting of stockholders in 2014.

The Board appointed Ken Reali to serve as a director, effective January 4, 2011, in connection with his appointment as the Company’s President and Chief Executive Officer. On June 23, 2011, Mitchell Dann tendered his resignation as a member of the Board of Directors, which resignation was effective as of June 23, 2011. Mr. Dann resigned for personal reasons and not as a result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices. On April 4, 2012, the Board appointed Jeffrey Fischgrund, M.D. to serve on the Board, effective as of April 4, 2012.

In the event that any person nominated as a Class II director becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

The names of the Class II nominees for election to our Board at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class I and Class III directors with unexpired terms, their ages as of the Record Date, and certain information about them are also stated below.

Name	Age	Principal Occupation	Director Since
Nominees for Class II Directors
Michael Carusi	47	General Partner, Advanced Technology Ventures	2003
Jonathan Osgood	62	Managing Member, Cutlass Capital, L.L.C.	2002
Ken Reali	46	President and Chief Executive Officer of TranS1 Inc.	2011
Continuing Class I Directors
Paul LaViolette	54	Partner, SV Life Sciences	2008
James Shapiro	53	General Partner, Kearny Venture Partners	2005
Continuing Class III Directors
Jeffrey Fischgrund	51	Orthopedic Spine Surgeon	2012
Richard Randall	60	Chief Executive Officer of Avantis, Inc.	2002
David Simpson	65	Former Executive Vice President of Stryker Corporation	2010

Nominees for Terms Expiring at the Annual Meeting

Class II Directors

Michael Carusi has served as a member of our Board since April 2003. He has served as a General Partner at Advanced Technology Ventures, a venture capital firm, since October 1998. Mr. Carusi serves on the board of directors of GI Dynamics, which is listed on the Australian Securities Exchange. Mr. Carusi has also served on the board of XTENT, Inc., which was a public company until 2009. In addition, he serves on the boards, audit committees and compensation committees of several other privately-held life sciences and medical device companies. Mr. Carusi received a B.S. degree in Mechanical Engineering from Lehigh University and an M.B.A. degree from the Amos Tuck School of Business at Dartmouth College.

Mr. Carusi’s experience and attributes qualify him to serve on our Board for several reasons. As a result of serving on the boards of another public and several privately-held life science and medical device companies, Mr. Carusi has gained vast experience in analyzing and evaluating such companies’ financial statements and operations. Mr. Carusi has also been involved in the management of, or invested in over sixteen separate medical device and biopharmaceutical companies.

Jonathan Osgood has served as a member of our Board since March 2002. In 2001, Mr. Osgood co-founded, and is a managing member of, Cutlass Capital, L.L.C., a venture capital firm that invests exclusively in the healthcare industry. Mr. Osgood has served as a member of the board of directors of several privately-held medical device companies and as a member of the audit committee and compensation committee of several of such companies. Mr. Osgood is a Certified Financial Analyst and received a B.A. degree in Economics from Dartmouth College and an M.B.A. degree from the Amos Tuck School of Business at Dartmouth College.

Mr. Osgood’s experience and attributes qualify him to serve on our Board for several reasons. Virtually his entire 38 year business career has been spent in and around the health care industry. From 1984 until 2000, Mr. Osgood led Alex. Brown & Sons’ and Deutsche Bank’s Health Care Research practice, where he advised clients in their health care investing strategy. From 2001 to the present, as a managing member of Cutlass Capital, L.L.C., Mr. Osgood has been investing in privately owned health care companies, primarily in the medical device space. As a result of this experience, Mr. Osgood has broad and deep experience in working with and analyzing health care companies, and has developed a large network of health care company executives, entrepreneurs, physicians, investment bankers and venture capitalists.

Ken Reali has been our Chief Executive Officer and a member of our Board since January 4, 2011 and our President since January 2010. Mr. Reali was initially hired by us as our President and Chief Operating Officer in January 2010. He joined us from Smith & Nephew where he spent five years in various general management roles, including most recently as Senior Vice President and General Manager of the Biologics and Clinical Therapies Business. Prior to joining Smith & Nephew, Mr. Reali held senior marketing, sales and product development positions of increasing responsibility at Stryker for seven years. Prior to joining Stryker, Mr. Reali worked as a sales representative and marketing product manager at Biomet for eight years. Mr. Reali received a B.S. degree in Business from Valparaiso University.

Mr. Reali has extensive experience and attributes that qualify him to serve on our Board beyond serving as our President and Chief Executive Officer. He has over 22 years of general management, sales, product development, reimbursement and marketing experience with leading medical device and orthopedic companies. His broad experience in management, product development, marketing and international markets has given him valuable insight in assessing overall business strategies and risks and will enable him to expand our business globally.

Directors Whose Terms Extend Beyond the Annual Meeting

Class I Directors — Terms Expiring at the 2014 Annual Meeting of Stockholders

Paul LaViolette has served as a member of our Board since August 2008. Mr. LaViolette became a partner at SV Life Sciences in January 2011 and brings over 29 years of global medical technology marketing and general management experience. He was most recently Chief Operating Officer at Boston Scientific Corporation, or BSC, a medical device leader with over $8 billion in revenues. During his 15 years at BSC, he served as Chief Operating Officer, Group President, President-Cardiology and President-International as the company grew its revenues by over 20 times. Mr. LaViolette integrated two dozen acquisitions and led extensive product development, operations and worldwide commercial organizations. He previously held marketing and general management positions at CR Bard, and various marketing roles at Kendall (Covidien). Mr. LaViolette currently serves on the boards of Cameron Health, CardioFocus, CardioKinetix, Conceptus, CSA Medical, DC Devices, Direct Flow Medical, DJO Global, Thoratec, TransEnterix and ValenTx. He currently serves as the chairman of the board of CardioFocus and TransEnterix. He also currently serves as the chairman of the compensation committees of Thoratec and DC Devices, as a member of the compensation committees of ValenTx and Direct Flow Medical, and as a member of the audit committee of Conceptus. He previously served on the board of Urologix, Percutaneous Valve Technologies and the Advanced Medical Technology Association, the largest medical device trade organization in the world. Mr. LaViolette received a B.A degree in Psychology from Fairfield University and an M.B.A. degree from Boston College.

Mr. LaViolette’s experience and attributes qualify him to serve on our Board for several reasons. Mr. LaViolette’s vast medical technology operating experience makes him knowledgeable in the areas of product launches, new product development, clinical and regulatory affairs, plant management, quality systems, international sales and marketing, acquisitions and integrations, and income statement management.

James Shapiro has served as a member of our Board since September 2005. Mr. Shapiro has served as a General Partner of Kearny Venture Partners, a venture capital firm, and its predecessor, Thomas Weisel Healthcare Venture Partners, since March 2003. Since January 2000, Mr. Shapiro has also been a General Partner of ABS Healthcare Ventures. Mr. Shapiro serves on the board and audit committee of Hansen Medical, Inc., a publicly traded medical device company, as well as on the boards and committees of several privately-held medical device companies. Mr. Shapiro received an A.B. degree in Molecular Biology from Princeton University and an M.B.A degree from the Stanford University Graduate School of Business.

Mr. Shapiro’s experience and attributes qualify him to serve on our Board for several reasons. From 1985 to 1999, Mr. Shapiro led Alex. Brown & Sons healthcare investment banking practice on the West Coast, providing financing and M&A advisory services to both emerging growth and established healthcare companies. Mr. Shapiro also brings experience as a medical technology investor, serving on several boards of emerging growth companies in that sector.

Class III Directors — Terms Expiring at the 2013 Annual Meeting of Stockholders

Jeffrey Fischgrund joined as a member of our Board on April 4, 2012. Dr. Fischgrund, is a board certified orthopedic spine surgeon with over 20 years of experience. Dr. Fischgrund is a Professor of Orthopedic Surgery at The Oakland University School of Medicine, at William Beaumont Hospital in Royal Oak, Michigan. In addition, Dr. Fischgrund has served as the Editor in Chief of the Journal of the American Academy of Orthopedic Surgeons since 2009, and has been the Spine Fellowship Director at Beaumont Hospital since 2008. Dr. Fischgrund is a graduate of George Washington University School of Medicine in Washington, D.C., has completed an orthopedic surgery residency at the University of Maryland Medical Center in Baltimore, Maryland, and has completed a spine surgery fellowship at William Beaumont Hospital in Royal Oak, Michigan.

Dr. Fischgrund’s experience and attributes qualify him to serve on our Board for several reasons. His 20 years of experience as a board certified orthopedic spine surgeon makes him extraordinarily knowledgeable in the area of spinal implant products. Additionally, Dr. Fischgrund has extensive experience working with spinal implant companies and regulatory agencies in the design and implementation of clinical studies that demonstrate the safety and efficacy of spinal therapies. His expertise and experience in the orthopedic spine field will enable him to make valuable contributions to our Board.

Richard Randall has been a member of our Board since June 2002, Executive Chairperson of our Board from January 2011 through March 2011, and Chairperson of our Board since April 2011. He was appointed the Chief Executive Officer of Avantis, Inc., a privately-held medical device company, in April 2011 and also serves as the chairman of the board of Avantis. He served as our Chief Executive Officer from June 2002 until January 2011 and as our President from June 2002 until January 2010. From June 2000 to June 2002, Mr. Randall served as President and Chief Executive Officer of Incumed, Inc., a privately-held medical device incubator company. He was President, Chief Executive Officer and a director of Innovasive Devices, Inc., a developer, manufacturer and marketer of arthroscopic surgical products which was acquired by the Ethicon Division of Johnson & Johnson in 2000, from January 1994 to February 2000. Mr. Randall served as President and Chief Executive Officer of Conceptus, Inc. from December 1992 to July 1993 and Chief Financial Officer from December 1992 to January 1995. He served as President and Chief Executive Officer of Target Therapeutics, Inc., an interventional neurovascular medical device company which was acquired by Boston Scientific Corporation in 1997, from June 1989 to May 1993, and was a director of Target Therapeutics from June 1989 to April 1997. Mr. Randall received a B.S. degree in Biology and Science Education from State University College of New York at Buffalo.

Mr. Randall has substantial experience and attributes that qualify him to serve as the Executive Chairperson of the Board. He has been in the medical device industry for over 30 years and has served as the chief executive officer of both private and public medical device companies for over 20 years, including as our Chief Executive Officer for over 8 years. He has broad experience in management, sales, sales management and he has contacts in the medical device industry throughout the world.

David Simpson has served as a member of our Board and Chairperson of our Audit Committee since June 2010. Mr. Simpson served as a director of Kinetic Concepts, a public medical technology company, from June 2003 to November 2011. He also served as a director of RTI Biologics, a public medical technology company, from 2002 to 2010. Mr. Simpson served as the chairperson of the board and as a member of the audit committees of both RTI Biologics and Kinetic Concepts. From 2002 until his retirement in 2007, Mr. Simpson served as Executive Vice President of Stryker Corporation, a worldwide medical products and services company. From 1987 to 2002, he served as Vice President, Chief Financial Officer and Secretary of Stryker Corporation. Mr. Simpson has a B.B.A. degree in accounting and finance from Western Michigan University and is a graduate of the Advanced Management Program at Harvard Business School.

Mr. Simpson has substantial experience and attributes that qualify him to serve on our Board and as Chairperson of our Audit Committee. He has over 20 years of experience with public medical device companies and extensive leadership and oversight experience in the healthcare industry. He has recently served as the chairperson of the board and as a member of the audit committees of RTI Biologics and Kinetic Concepts, both of which are public medical technology companies. In addition, Mr. Simpson has extensive finance and accounting experience, having served as a chief financial officer for nearly 20 years and as an accountant at a major accounting firm for over 9 years. His expertise in financial matters and his vast experience in the healthcare industry enable him to make valuable contributions to our Board and our Audit Committee.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE THREE DIRECTOR NOMINEES SET FORTH ABOVE.

Board Meetings and Annual Meeting Attendance

Our Board held ten meetings during the fiscal year ended December 31, 2011. Each of the directors serving at the time attended in person or by teleconference at least 75% of the aggregate of all of the meetings held by the Board and any committees of the Board on which such person served during the last fiscal year. None of our directors attended the 2011 annual meeting of stockholders.

Our securities are listed on The Nasdaq Global Market and are governed by its listing rules and standards. Our Board has affirmatively determined that the following six directors satisfy the current “independent director” standards established by Rule 5605(a)(2) of the Nasdaq Listing Rules: Messrs. Carusi, Fischgrund, LaViolette, Osgood, Shapiro and Simpson. Mr. Dann, who served on our Board until his resignation in June 2011, also satisfied the standards with respect to independence.

Committees of the Board of Directors

Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a written charter adopted by our Board, copies of which are posted on our Internet website at www.trans1.com. In addition, we will provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Corporate Secretary at TranS1 Inc., 301 Government Center Drive, Wilmington, North Carolina 28403, by telephone at (910) 332-1700, or by facsimile at (910) 332-1701. Each committee is described in greater detail below.

Audit Committee.    The functions of our Audit Committee include appointing and determining the compensation for our independent auditors, establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls and reviewing and overseeing our independent registered public accounting firm. The Chairperson of the Audit Committee is Mr. Simpson and the other current members are Messrs. Osgood and Carusi. All current members of the Audit Committee are non-employee directors and satisfy the current standards with respect to independence, financial expertise and experience established by Nasdaq and SEC rules. Our Board has determined that Mr. Simpson meets the SEC’s current definition of “Audit Committee financial expert” as described above in Mr. Simpson’s biography. The Audit Committee held six meetings during 2011.

Compensation Committee.    Our Compensation Committee reviews and recommends to our Board the salaries and benefits for our executive officers and recommends overall employee compensation policies. Our Compensation Committee also administers our equity compensation plans. Until his resignation on June 23, 2011, Mr. Dann served as the Chairperson of the Compensation Committee. The current Chairperson of the Compensation Committee is Mr. Shapiro and the other current members are Mr. Simpson and Mr. LaViolette. All current members of our Compensation Committee are non-employee directors and satisfy the current independence standards established by Nasdaq and SEC rules. Mr. Dann, who served on our Compensation Committee until his resignation in June 2011, also satisfied the standards with respect to independence. Our Compensation Committee held six meetings during 2011.

The scope of authority of our Compensation Committee, the role of executive officers in determining or recommending the amount or form of executive and director compensation, and the role of compensation consultants, if any, in determining or recommending the amount or form of executive and director compensation are described below under the heading “Executive Compensation — Role of Compensation Committee.”

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee identifies individuals qualified to serve as members of our Board, recommends to our Board nominees for our annual meetings of stockholders, evaluates our Board’s performance, develops and recommends to our Board corporate governance guidelines and provides oversight with respect to corporate governance and ethical conduct. The Chairperson of the Nominating and Corporate Governance Committee is Mr. Carusi and the other current members are Mr. Osgood and Mr. LaViolette. All current members of the Nominating and Corporate Governance Committee are non-employee directors and satisfy the current independence standards established by Nasdaq and SEC rules. Mr. Dann, who served on the Nominating and Corporate Governance Committee until his resignation in June 2011, also satisfied the standards with respect to independence. The Nominating and Corporate Governance Committee held one meeting during 2011.

The Nominating and Corporate Governance Committee believes that differences in experiences, knowledge, skills and viewpoints enhance the Board’s performance. Thus, the committee considers such diversity in selecting, evaluating and recommending proposed nominees. However, neither the committee nor the Board has implemented a formal policy with respect to the consideration of diversity for the composition of the Board.

The processes and procedures followed by the Nominating and Corporate Governance Committee in identifying and evaluating director candidates are described below under the heading “Director Nomination Process.”

Other Committees.    Our Board may establish other committees as it deems necessary or appropriate from time to time. At this time, the only other committees of the Board that have been established are the Legal Committee and the Finance Committee, both of which were formed in 2011. The Legal Committee was formed for the purpose of overseeing the Company’s response to the subpoena issued to the Company by the Office of the Inspector General of the U.S. Department of Health and Human Services. The members of the Legal Committee are Messrs. Carusi, LaViolette, Osgood, Shapiro and Simpson. The scope of the Legal Committee’s duties may be expanded to include oversight of other legal or regulatory matters as our Board determines in its discretion. The Finance Committee was formed for the purpose of overseeing the Company’s 2011 equity financing transaction. The members of the Finance Committee were Messrs. Simpson, LaViolette, and Shapiro.

Director Nomination Process

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes, without limitation, requests to Board members, management and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the committee and the Board. From time to time, we may also use the services of a third-party search firm to identify and evaluate potential director candidates.

In determining whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, our Nominating and Corporate Governance Committee considers a number of factors, including the candidate’s character and integrity, business acumen, experience in our business and industry, diligence, potential conflicts of interest, and the ability to act in the best interests of all stockholders. The committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. Our Board believes that the qualifications of its directors, considered as a group, should provide a diverse mix of experiences, knowledge, skills and viewpoints.

Our Nominating and Corporate Governance Committee also considers properly submitted stockholder recommendations of director candidates. Stockholders who wish to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by submitting the nominee’s comprehensive written resume, including the candidate’s name, home and business contact information, detailed biographical data and relevant qualifications, as well as a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the candidate’s resume and consent to: Chairperson of the Nominating and Corporate Governance Committee, c/o TranS1 Inc., 301 Government Center Drive, Wilmington, North Carolina 28403. Assuming that an appropriate resume and consent have been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for other director candidates. If the Board determines to nominate a stockholder-recommended candidate and recommends him or her for election, then his or her name will be included in our proxy materials for the next annual meeting. The foregoing policy is subject to our amended and restated certificate of incorporation, bylaws and applicable law.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or the Board, by following the procedures set forth above under “How can stockholders nominate a candidate for election as a director or propose other actions for consideration at an annual meeting of stockholders?” However, candidates directly nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy materials for the next annual meeting.

We do not currently pay any fees to any third party to identify or evaluate, or to assist in identifying or evaluating, potential director candidates.

No director nominations by stockholders have been received as of the filing of this Proxy Statement.

Stockholder Communications to the Board of Directors

Stockholders may submit communications to our Board, its committees or the chairperson of any of its committees or any individual members of the Board by addressing a written communication to: Board of Directors, c/o TranS1 Inc., 301 Government Center Drive, Wilmington, North Carolina 28403. Stockholders should identify in their communication the intended addressee. Stockholder communications will be forwarded to our Corporate Secretary. The Corporate Secretary will acknowledge receipt to the sender, unless the sender has submitted the communication anonymously, and forward a copy of the communication to the addressee or, if the communication is addressed generally to our Board, to our Chairperson of the Board.

Board Structure

Chairperson of the Board.    Historically, we had chosen not to create a Chairperson of the Board position and, until fiscal year 2011, had never appointed anyone to this position. The Board generally believes that it is in the best interests of the Company’s stockholders not to elect the Chief Executive Officer as the Chairperson of the Board because it may concentrate too much power or influence in the hands of a single executive and because the Chief Executive Officer should have an obligation to report to the entire Board. However, we have consistently disclosed the Board’s intention to routinely assess whether the appointment of a Chairperson of the Board is appropriate in light of changing circumstances.

Effective January 4, 2011, the Board elected to create an Executive Chairperson of the Board position and appointed Richard Randall to that position. Mr. Randall was an existing director at the time of his appointment and was our Chief Executive Officer until his resignation from that position, which was effective on January 1,

2011. The Board elected to appoint Mr. Randall as Executive Chairperson of the Board in order to allow him to continue to be involved with the management of the Company following his resignation and to assist with the transition of the Chief Executive Officer role to Ken Reali who was appointed to that position on January 4, 2011.

On March 31, 2011, in light of the significant progress that had been made in the transition of the Chief Executive Officer role to Mr. Reali and the anticipated reduction in the level of responsibility and time commitment required by Mr. Randall, our Compensation Committee determined that Mr. Randall was no longer an executive officer of the Company effective as of that date. However, Mr. Randall is continuing to serve as the Chairperson of the Board of Directors. In connection with that role, Mr. Randall receives compensation in accordance with the Company’s standard Board compensation policies applicable to all directors.

Lead Director.    Also effective January 4, 2011, the Board chose to create a Lead Director position and appointed an existing director, Paul LaViolette, as the Lead Director. As Lead Director, Mr. LaViolette is principally charged with creating agendas for each Board meeting with input from management and other Board members, directing the preparation of materials to be distributed in advance of each Board meeting, presiding over executive sessions of the Board, and taking the lead in structuring and managing Board meetings. The Board felt that, in light of the appointment of Mr. Randall as Executive Chairperson of the Board as discussed above, it was important to also appoint a Lead Director to ensure that Board meetings are led and managed by a director who is independent of management. The Board has determined that Mr. LaViolette is an “independent” director for purposes of the Nasdaq Listing Rules.

Role of Board in Risk Oversight Process

The responsibility for the day-to-day management of risk lies with the Company’s management, while the Board is responsible for overseeing the risk management process to ensure that it is properly designed, well-functioning and consistent with the Company’s overall corporate strategy. Each year the Company’s management identifies what it believes are the top individual risks facing the Company. These risks are then discussed and analyzed with the Board. This enables the Board to coordinate the risk oversight role. However, in addition to the Board, the committees of the Board consider the risks within their areas of responsibility. The Audit Committee oversees the risks associated with the Company’s financial reporting and internal controls, our Compensation Committee oversees the risks associated with the Company’s compensation practices, including reviewing the Company’s risk assessment of its compensation policies and practices for its employees, and the Nominating and Corporate Governance Committee oversees the risks associated with the Company’s overall corporate governance policies.

Non-Employee Director Compensation for 2011

Each of our non-employee directors, including our Chairperson of the Board, receives an annual cash retainer equal to $18,000 and each non-employee director who serves as a member of our Audit Committee receives an annual retainer equal to $2,000, while non-employee directors who serve as members of our compensation or nominating and governance committees receive an annual retainer equal to $1,000. In addition to the annual retainers, non-employee directors receive $2,500 for each Board meeting attended in person, $750 for each Board meeting attended telephonically and $750 for each committee meeting attended in person or telephonically. Each non-employee director who serves as the chairperson of our Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee receives, for services performed in such capacity, an annual retainer of $12,000, $5,000 and $5,000, respectively, in lieu of the retainer amount provided to members of those committees. We reimburse each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

Each non-employee director first appointed to our Board automatically receives an initial option to purchase 30,000 shares of common stock upon such appointment, which will vest over four years. In addition, at each annual meeting, non-employee directors who were non-employee directors for at least six months prior to the annual meeting will automatically receive an option to purchase 10,000 shares of common stock, which will be immediately vested and fully exercisable. Thus, Dr. Fischgrund received an option to purchase 30,000 shares upon his appointment to the Board in April 2012, but will not receive an additional option to purchase 10,000 shares at the Annual Meeting.

As discussed above, the Board has created a Lead Director position and has appointed an existing director, Paul LaViolette, as the Lead Director effective as of January 4, 2011. In addition to the amounts paid for service to the Board or any committee as described above, the Lead Director receives an additional $5,000 per meeting for each regularly scheduled quarterly Board meeting attended in person, $2,500 for each Board meeting attended in person during the year that is not a regularly scheduled meeting, and an additional $750 for each Board meeting attended telephonically that is not a regularly scheduled meeting.

The following table summarizes all compensation paid to our non-employee directors in 2011:

Non-Employee Director Compensation Paid for the 2011 Fiscal Year

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)	Total ($)
Michael Carusi	43,000	26,320	69,320
Mitchell Dann(3)	22,538	26,320	48,858
Jeffrey Fischgrund, M.D.(4)	—	—	—
Paul LaViolette	64,231	26,320	90,551
Jonathan Osgood	40,750	26,320	67,070
Richard Randall	24,000	26,320	50,320
James Shapiro	39,327	26,320	65,647
David Simpson	45,768	26,320	72,088

(1)	Reflects cash compensation earned for fiscal year 2011.

(2)	Represents the aggregate grant date fair value of the option awards computed in accordance with FASB ASC Topic 718 and excludes the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the fair value of the option awards are set forth in footnote 1 of the Summary Compensation Table below.

(3)	Mr. Dann resigned from the Board in June 2011.

(4)	Dr. Fischgrund was appointed to the Board of Directors on April 4, 2012 and did not receive any compensation as a director during 2011.

During fiscal year 2011, our non-employee directors were issued options to purchase shares of our common stock as set forth in the following table:

Name	Date of Option Grant	Options Granted(1)
Michael Carusi	06/02/2011	10,000(2)
Mitchell Dann(3)	06/02/2011	10,000(2)
Jeffrey Fischgrund, M.D.(4)	—	—
Paul LaViolette	06/02/2011	10,000(2)
Jonathan Osgood	06/02/2011	10,000(2)
Richard Randall	06/02/2011	10,000(2)
James Shapiro	06/02/2011	10,000(2)
David Simpson	06/02/2011	10,000(2)

(1)	All option grants have been made pursuant to the 2007 Plan and have a term of ten years.

(2)	These options were granted in connection with the non-employee directors’ continuous service to our Board and pursuant to our Board compensation policy. Each of these options vested immediately upon grant.

(3)	Mr. Dann resigned from the Board in June 2011.

(4)	Dr. Fischgrund was appointed to the Board of Directors on April 4, 2012 and did not receive an option grant for service as a director during 2011.

At the end of fiscal year 2011, each of our non-employee directors held options to purchase the following number of shares of our common stock:

Name	Total Options Held
Michael Carusi	40,000
Paul LaViolette	60,000
Jonathan Osgood	40,000
Richard Randall	136,500
James Shapiro	40,000
David Simpson	40,000

Executive Officers

Stephen D. Ainsworth (42) has been our Vice President of Research and Development since October 2010. Dr. Ainsworth was hired by us initially as a Senior Research and Development Engineer in 2002 and has been serving as our Director of Product Development since 2008. Prior to his employment with us, Dr. Ainsworth was a Senior Biomedical Scientist for Closure Medical Corporation, a company that develops and manufactures biomaterial based medical devices, and a Research and Design Engineer from 2000 through 2002 for Coalescent Surgical, Inc., a medical device company with a focus in creating minimally invasive anastomotic devices for use during coronary artery bypass surgery. Prior to 2000, Dr. Ainsworth was a Stent Technical Leader and Design Engineer for Guidant Corporation, a medical device company with a focus in cardiovascular medical products. Dr. Ainsworth has over 15 years of research and development experience with leading medical device companies. He earned his B.S. degree in Mechanical Engineering from Rensselaer Polytechnic Institute, and his M.S. and Ph.D., both in Bioengineering from Clemson University.

Rick Feiler (52) has been our Vice President of Marketing since August 2010. Mr. Feiler was hired by us initially as a clinical sales manager in 2006 and has been serving as our Director of Marketing since November 2007. Prior to his employment with us, Mr. Feiler was a regional sales director for Inlet Medical, Inc., a medical device company that specializes in minimally interventional laparoscopic products, from 2005 through 2006, and was an account representative at SurgRx, Inc., a medical device company that provides tissue sealing and hemostasis systems for laparoscopic and open surgery, from 2004 to 2005. Mr. Feiler has over twenty years of experience in sales management, field sales and marketing with leading medical device companies. Mr. Feiler earned a B.A. in Biochemistry and Molecular/Cellular and Developmental Biology from the University of Colorado and an M.B.A. degree from the J. L. Kellogg Graduate School of Management at Northwestern University.

B. Dwayne Montgomery (44) has been our Vice President of Sales since March 2010. Mr. Montgomery has nearly 20 years of sales leadership, general management and marketing experience with medical device and orthopedic companies. He joined us from Linvatec Corporation where he was most recently Vice President of Sales. Mr. Montgomery was employed at Linvatec Corporation from 2008 until March 2010. Prior to Linvatec Corporation, Mr. Montgomery was the Vice President & General Manager at Smith & Nephew, Inc. from 2003 until 2008 and a Regional Sales Manager at Guidant Corporation from 1993 to 2003. Mr. Montgomery received a B.S. degree in Chemistry and a minor in Biology from the University of North Alabama and an M.B.A. degree from Belmont University.

Mukesh Ramchandani (46) has been our Vice President, Business and Market Development since January 2011. Prior to that, he was our Vice President of Business Development since June 2008. Mr. Ramchandani has over 15 years experience in the life science industry, with experience ranging from research to marketing, business development and corporate strategy. Prior to joining us, Mr. Ramchandani was at Kowa Research Institute, a US affiliate of a Japanese pharmaceutical company, Kowa Company Ltd. At Kowa, Mr. Ramchandani was responsible for all in-licensing, out-licensing and acquisitions. Prior to Kowa, Mr. Ramchandani started a device import and sales company called OBX Medical. Mr. Ramchandani also served at Baxter for 5 years, starting as a Senior Marketing Manager and for the last 3 years as Director, Global New Business. Mr. Ramchandani was also part of the Drug Discovery team at Pfizer from 1990 through 1994. Mr. Ramchandani received a B.S. in Chemistry from Campbell University, a M.S. in Organic Chemistry from East Carolina University and an M.B.A. from UNC-Chapel Hill’s Kenan-Flagler School of Business.

Ken Reali. Please see Mr. Reali’s biography above, which is included with the director biographies.

Joseph Slattery (47) has been our Executive Vice President and Chief Financial Officer since April 2010. Mr. Slattery served as a member of our Board from November 2007 until April 2010 and resigned in connection with his appointment as an officer. From October 1, 2006 through August 3, 2007, Mr. Slattery served as Chief Financial Officer and Senior Vice President of Finance and Information Systems of Digene Corporation, a molecular diagnostics company that was acquired by Qiagen, N.V. in August, 2007. Prior to being appointed Chief Financial Officer, he served as Senior Vice President, Finance and Information Systems, beginning in September 2002. Previously, he served as Vice President, Finance, from July 1999 to September 2002 and as Controller from February 1996 to July 2000. Mr. Slattery served on the board of directors of Micromet, Inc., a publicly-held biopharmaceutical company developing novel, proprietary antibodies for the treatment of cancer, inflammation and autoimmune diseases, which was acquired by Amgen in March 2012, and CVRx, Inc. a privately-held company developing implantable technology for the treatment of hypertension and heart disease. Mr. Slattery received a B.S. degree in Accountancy from Bentley University and is a Certified Public Accountant.

Former Executive Officers

Robert Martin (46) was our Vice President of International Operations from January 2011 to December 31, 2011. Effective as of January 1, 2012, Mr. Martin transitioned out of his role as an officer and employee of the Company to a new role as an independent sales agent for the Company in Europe. Accordingly, Mr. Martin ceased to be an employee of the Company as of December 31, 2011. This change was implemented in connection with the Company’s transition from principally relying upon a direct sales method in Europe to principally relying on independent sales agents and international distributors in Europe. Prior to serving as our Vice President of International Operations, Mr. Martin was our Vice President, International Sales since July 2007. From 2000 to June 2007, Mr. Martin was with Ascension Orthopedics, Inc. a privately-held extremity orthopedics company, serving first as Vice President of Global Sales and Marketing and then as President and CEO. From 1999 to 2000, he served as European Sales Manager for Innovasive Devices, Inc. a developer, manufacturer, and marketer of arthroscopic surgical products which was acquired by the Ethicon Division of Johnson & Johnson in 2000. From 1996 to 1999, Mr. Martin served as Sales and Marketing Manager for three divisions of Stryker Inc. (Canada), a publicly traded global orthopedic company. Mr. Martin received a B.A. degree in Physical Education from the University of Western Ontario.

Richard Randall (60) was appointed to the position of Executive Chairperson of our Board in connection with Ken Reali’s appointment as Chief Executive Officer, effective January 4, 2011. Mr. Randall’s principal task as Executive Chairperson of the Board was to assist with the transition of the Chief Executive Officer role to Mr. Reali. As a result of the significant level of responsibility and time commitment required by the Executive Chairperson of the Board role, the Board continued to view Mr. Randall as an executive officer of the Company. On March 31, 2011, in light of the significant progress that had been made in the transition of the Chief Executive Officer role to Mr. Reali and the anticipated reduction in the level of responsibility and time commitment required by Mr. Randall, our Compensation Committee determined that Mr. Randall was no longer an executive officer of the Company effective as of that date.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

The members of our Board of Directors, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act, which requires them to file reports with respect to their ownership of our common stock and their transactions in such common stock. Based upon (i) the copies of reports that we received from such persons for their transactions in our common stock and their common stock holdings during the year ended December 31, 2011 and/or (ii) the written representations received from one or more of such persons that no other reports were required to be filed by them for that year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our executive officers, members of our board of directors and greater than 10% stockholders.

Code of Ethics and Code of Conduct

We have adopted a Code of Ethics for Principal Executive and Financial Officers that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. This document is intended to be a “code of ethics” for purposes of SEC rules. We have also adopted a Code of Business Conduct and Ethics that is applicable to all of our directors, officers and employees. The codes reflect our values and the business practices and principles of behavior that support our commitment to maintaining the highest standards of business conduct and ethics. The codes are posted on our website at www.trans1.com under “Investor Relations — Corporate Governance.” We will provide you with print copies of our codes free of charge on written request to our Corporate Secretary at TranS1 Inc., 301 Government Center Drive, Wilmington, North Carolina 28403. We will post any amendment to the codes, as well as any waivers that are required to be disclosed by the rules of the SEC or the Nasdaq Global Market, on our website promptly following the date of such amendment or waiver.

Executive Compensation

Narrative Discussion of Executive Compensation

The following discussion and analysis of compensation arrangements of our named executive officers for fiscal year 2011 should be read together with the compensation tables and related disclosures set forth below.

Our Compensation Philosophy and Objectives

The primary objective of our executive compensation program is to attract and retain talented executives to lead us and create value for our stockholders. In order to achieve our objective, we believe that our compensation program must provide a total compensation package that is competitive with other similarly-sized companies in the medical device industry. Our executive compensation program for each named executive officer generally consists of a base salary, an annual short-term incentive payment opportunity based upon the achievement of Company and/or personal objectives, and long-term equity-based incentive awards, which to date have been in the form of stock options. The equity component of our compensation is designed to align executive officers compensation with our goal of creating long-term value for our stockholders. In addition, in fiscal year 2011, we implemented a retention bonus plan with the goal of adding an additional retention component to our compensation program for executive officers.

Executive Compensation Changes in Fiscal Year 2011

The Board approved a new short-term cash incentive plan applicable to the named executive officers for fiscal year 2011 (the “2011 Cash Bonus Plan”). The 2011 Cash Bonus Plan is discussed in greater detail under the heading “Compensation Components — Short-Term Incentive Compensation.”

In addition, the Board adopted a retention bonus plan during fiscal year 2011. Pursuant to the retention bonus plan, our named executive officers are entitled to receive cash bonuses in fiscal year 2012 to the extent that they meet certain conditions. However, no amounts were earned by or paid to the named executive officers under the retention bonus plan in 2011. The retention bonus plan is discussed in greater detail under the heading “Retention Bonus Plan.”

Except for the adoption of the 2011 Cash Bonus Plan and the retention bonus plan, neither the Board nor our Compensation Committee adopted any significant changes to the compensation policies or programs applicable to our named executive officers in fiscal year 2011.

Role of Compensation Committee

Our Compensation Committee was appointed by our Board, and consists entirely of directors who are independent directors under the Nasdaq Listing Rules, “outside directors” for purposes of Section 162(m) of the Code, and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. Our Compensation Committee reviews and recommends to our Board our executive compensation and benefit policies. Our Compensation Committee is responsible for, among other things, analyzing individual and corporate achievements and recommending to our Board appropriate compensation packages for our executive officers. In addition, our Compensation Committee administers our equity-based compensation plans. Our Compensation Committee met six times during fiscal year 2011.

Our Compensation Committee believes that, to attract and retain sufficient executive talent, it is appropriate to compensate our executive officers at a level comparable to the compensation amounts provided to executives at comparable medical device companies, subject to the individual’s experience and expected contribution to us, and the other factors discussed herein.

Our Compensation Committee has not established any formal policies or guidelines for allocating between long-term and currently paid out compensation, or between cash and non-cash compensation. In determining the amount and mix of compensation elements and whether each element provides the correct incentives and rewards for performance consistent with our short and long-term goals and objectives, our Compensation Committee relies on its judgment about each individual’s experience and performance in a rapidly changing business environment rather than adopting a formulaic approach to compensatory decisions that our Compensation Committee believes would be too narrowly responsive to short-term changes in business performance.

Our Compensation Committee considered compensation information provided by Equilar, an executive compensation data provider, when making compensation decisions for fiscal year 2011. Equilar was charged with providing executive compensation data for officers at companies within the Company’s peer group. Our Compensation Committee considered the information provided by Equilar, as well as information provided by Radford in 2010, however, neither firm provided an assessment of the Company’s executive compensation or provided recommendations for the Company’s executive compensation for 2011. Furthermore, our Compensation Committee did not rely on the information provided by Equilar exclusively and retains the ultimate responsibility for determining and recommending executive compensation to our Board. Executive compensation is ultimately approved by our Board.

Role of Executive Officers on Compensation Committee

Our Compensation Committee solicits input from our Chief Executive Officer in determining executive compensation, in particular with respect to salary, short-term incentive compensation and option grant awards to our executive officers. While our Chief Executive Officer discusses his recommendations with our Compensation Committee, he does not participate in deliberation or determination with respect to his own compensation. None of our other executive officers participate in our Compensation Committee’s discussions regarding executive compensation.

Benchmarking

We believe the principal components of our current compensation program, which include base salary, short-term cash incentive payments and long-term equity awards, are generally consistent with the compensation components of other comparable medical device companies. Historically, we have not benchmarked total executive compensation, or any component of executive compensation, to that of other companies. However, we have historically reviewed compensation data from other companies as one component of our executive compensation decisions. As discussed above, in fiscal year 2011, we utilized information provided by Equilar, who provided us with peer group data regarding executive compensation. However, this data was only one of several inputs that we relied upon when establishing compensation for our executive officers in 2011.

Compensation Components

Executive compensation currently consists of the following principal components:

Base Salary

We provide our executive officers with base salaries to compensate them for services rendered during the year. Base salaries provide a guaranteed minimum level of compensation and are necessary to recruit and retain executives. We determine our executive officers’ salaries based upon an assessment of a combination of each executive’s job responsibilities, individual experience and expected level of contribution. As discussed above, we also compare the base salaries paid to our executive officers to those of executive officers serving similar companies within the medical device industry. Our Compensation Committee reviews the salaries of our executive officers annually at the beginning of each calendar year and recommends to our Board changes in salaries based primarily on comparative market data, significant changes in responsibilities during the prior calendar year, individual performance and general market conditions.

For fiscal year 2011, we compared the base salaries we pay to our executive officers to the base salaries paid by the following publicly traded medical device companies:

• Abiomed	• Micrus Endovascular
• Alphatec Holdings	• AtriCure
• Conceptus	• Cardica
• VNUS Medical Technologies	• Stereotaxis
• Kensey Nash	• DexCom
• Insulet	• Hansen Medical
• Vascular Solutions	• NMT Medical

These “peer group” companies were selected upon the recommendation of our Compensation Committee and data about the salaries paid by these companies was provided by Equilar. The primary factors considered by our Compensation Committee in selecting these companies were that the companies operate in the medical device industry, total revenues of the companies in fiscal year 2010, and the stage of growth of the companies.

In establishing or evaluating our base salaries relative to the peer group companies, we generally take into account the median base salary for these companies as a general starting point for the analysis. However, we also take into consideration other factors such as our executive officers’ experience level, their responsibility level and expected contributions to our business, and the size (in terms of revenues and profitability) and stage of growth of the companies to which we are comparing the base salary amounts.

Short-Term Incentive Compensation

We have historically relied upon short-term incentive compensation to comprise an important component of our compensation program for executive officers although the specific terms of the incentive compensation program are modified each year. For fiscal year 2011, our Compensation Committee approved the 2011 Cash Bonus Plan in January 2011. The 2011 Cash Bonus Plan is a short-term cash incentive plan applicable to certain of our executive officers, including our named executive officers, that was adopted for the purpose of determining the cash bonuses that may be payable to our executive officers with respect to fiscal year 2011. Our Compensation Committee approved the adoption of the 2011 Cash Bonus Plan because it believes that aligning the payment of cash bonuses to the Company’s executive officers with the achievement of specified Company and individual performance objectives creates value for the Company and helps to align the compensation of the executive officers with the interests of the Company’s stockholders.

Targeted Cash Bonus Amount. The target cash bonus amount for each executive officer is initially set as a percentage of the officer’s base salary as determined by the Board. The 2011 base salary, target cash bonus percentage, and resulting targeted cash bonus amount under the 2011 Cash Bonus Plan for each named executive officer is set forth in the table below:

Name	2011 Base Salary	Target Cash Bonus Percentage	2011 Target Cash Bonus
Ken Reali	$360,000	50%	$180,000
Joseph Slattery	$293,550	40%	$117,420
Dwayne Montgomery	$283,250	30%	$84,975

Company and Individual Performance Targets. Under the 2011 Cash Bonus Plan, cash bonuses could be earned based upon the achievement of Company performance targets, which are the same for each of the executive officers, and individual performance targets, which are different for each of the executive officers. The percentage of the target cash bonuses subject to the Company and individual performance targets is set forth in the table below:

Performance Target	Percentage of Target Bonus Tied to Achievement
Company Revenue Target	37.5%
Company Cash and Investment Balance Target	37.5%
Individual Performance Targets	25%
TOTAL	100%

Company Revenue Target

For purposes of the 2011 Cash Bonus Plan, the Board established a fiscal year 2011 Company revenue target. The portion of the cash bonus payable to an executive officer with respect to the Company revenue target component of the 2011 Cash Bonus Plan (37.5% of the aggregate amount) is calculated by reference to the Company’s actual revenue in fiscal year 2011 in relation to the revenue target as follows:

•	If the Company has actual revenues of less than 90% of the Company revenue target, then no cash bonus will be paid with respect to the Company revenue target component.

•	If the Company has actual revenues of between 90% and 100% of the Company revenue target, then the cash bonus will be paid between 0% and 50% with respect to the Company revenue target component.

•	If the Company has actual revenues of between 100% and 110% of the Company revenue target, then the cash bonus will be paid between 50% and 100% with respect to the Company revenue target component.

•	If the Company has actual revenues of greater than 110% of the Company revenue target, then the cash bonus will increase by 3% for each 1% of revenue achieved over 110% of the Company revenue target.

Where the actual Company revenue achievement relative to the revenue target is determined to fall in between the stated percentages, the Board will apply linear interpolation to calculate the percentage of cash bonus achievement with respect to the Company revenue target component of the 2011 Cash Bonus Plan. The final determination of the Company’s achievement with respect to the Company revenue target is made by our Board in its sole discretion.

Company Cash and Investment Balance Target

For purposes of the 2011 Cash Bonus Plan, the Board established a fiscal year 2011 Company cash and investment balance target. The portion of the cash bonus payable to any executive officer with respect to the Company cash and investment balance target component of the 2011 Cash Bonus Plan (37.5% of the aggregate amount) is calculated by reference to the Company’s actual cash and investments balance as of the end of fiscal year 2011 as follows:

•	If the Company has a cash and investments balance of greater than $1,000,000 below target, then no cash bonus will be paid with respect to the Company cash and investments balance target component.

•

If the Company has a cash and investments balance of between $1,000,000 and $0 below target, then the cash bonus will be paid between 0% and 50% with respect to the Company cash and investments balance target component.

•

If the Company has a cash and investments balance of between target and $1,000,000 above target, then the cash bonus will be paid between 50% and 100% with respect to the Company cash and investments balance target component.

•

If the Company has a cash and investments balance of greater than $1,000,000 above target, then the cash bonus will be paid at 100% plus 0.67% for every $100,000 of incremental cash and investments balance above $1,000,000 more than the target.

Where the actual Company cash and investments balance as of the end of fiscal year 2011 is determined to fall in between the stated amounts, the Board will apply linear interpolation to calculate the percentage of cash bonus achievement with respect to the Company cash and investments balance target component. The final determination of the Company’s achievement with respect to the Company cash and investments balance target is made by our Board in its sole discretion.

Minimum Company Performance Thresholds

The 2011 Cash Bonus Plan includes a provision whereby, to the extent that the Company does not achieve both a minimum Company revenue target and a minimum Company cash and investments balance target for fiscal year 2011, then no cash bonus would be paid with respect to either the Company revenue target component or the Company cash and investments balance target component of the 2011 Cash Bonus Plan.

Individual Performance Targets

As discussed above, a portion of the cash bonus payable to each executive officer is based on the achievement of individual performance objectives, most of which are unique to each executive officer. The ability to earn a cash bonus based on achievement with respect to the individual performance targets is not contingent upon achievement with respect to either the Company revenue target component or the Company cash and investments balance target component. The portion of the cash bonus payable to any executive officer with respect to the individual performance target component of the 2011 Cash Bonus Plan (25% of the aggregate amount) is calculated by reference to the particular executive officer’s achievement of his specified performance objectives during fiscal year 2011. The performance targets for each executive officer and the percentage of the individual portion of the cash bonus that is subject to each target are set forth in the table below:

Name	Individual Performance Objectives Relating To	Percentage of Cash Bonus Tied to Achievement
Ken Reali	• Surgeon Training • Reimbursement • Clinical/Regulatory • Research & Development	• 30% • 30% • 30% • 10%

Joseph Slattery	• Investor Relations • Management of Accounting and Audit • Financial Reporting • Inventory Management • Cost controls	• 25% • 25% • 20% • 20% • 10%

Dwayne Montgomery	• Surgeon Base User Growth • Maintenance of Selling Price • Product Growth • Reimbursement	• 25% • 25% • 25% • 25%

Determination of 2011 Cash Bonus Amounts

Company Revenue Target Component

The Company achieved total revenue for fiscal year 2011 in an amount less than 90% of the Company revenue target for fiscal year 2011. As a result, no cash bonus was earned with respect to the Company revenue target component of the 2011 Cash Bonus Plan.

Cash and Investments Balance Target Component

The Company maintained a cash and investments balance as of the end of fiscal year 2011 in an amount that was more than $1,000,000 below the Company cash and investments balance target for fiscal year 2011. As a result, no cash bonus was earned with respect to the Company cash and investments balance target component of the 2011 Cash Bonus Plan.

Individual Performance Target Component

The following table sets forth our Compensation Committee’s determination with respect to the achievement of the individual performance targets by each of our named executive officers:

Name	Achievement of Individual Performance Objectives
Ken Reali	50%
Joseph Slattery	80%
Dwayne Montgomery	67%

Calculation of Cash Bonuses

The following table sets forth the calculation of the cash bonuses payable to the named executive officers with respect to the 2011 Cash Bonus Plan in light of the achievement with respect to the Company and individual performance targets as described above:

Name	2011 Target Cash Bonus ($)	Company Revenue Target Component	Achievement Percentage	Company Cash and Investments Target Component	Achievement Percentage	Individual Performance Target Component	Achievement Percentage	Total Cash Bonus ($)
Ken Reali	180,000	37.5%	0%	37.5%	0%	25%	50%	22,500
Joseph Slattery	117,420	37.5%	0%	37.5%	0%	25%	80%	23,484
Dwayne Montgomery	84,975	37.5%	0%	37.5%	0%	25%	67%	14,233

Long-Term Equity-Based Incentive Awards

We believe that equity ownership in the Company is important to align the financial interests of our executive officers with those of our stockholders and to provide our executive officers with long-term incentives to build value for our stockholders. We also believe that granting equity in the Company that vests over time promotes the long-term retention of our executive officers. Long-term equity grants are typically made to our executives pursuant to our 2007 Stock Incentive Plan (the “2007 Plan”). The 2007 Plan generally allows our Board to issue long-term equity awards to our executives in the form of stock options, restricted stock, restricted stock units or stock appreciation rights. Equity grants are typically made to our executives at regularly scheduled meetings of our Board.

Historically, we have provided our executive officers with long-tem equity awards in the form of stock options. In accordance with the terms of the 2007 Plan, the exercise price of our options is set at the closing price of our common stock on Nasdaq on the grant date. We believe that stock options are an important element of total executive compensation because stock options:

•

Are consistent with our philosophy of aligning the compensation of our executive officers with the creation of value for our stockholders, as value is created for the executive only if the share price of our common stock increases during the option term;

•

Encourage the achievement of specific Company financial performance goals (separate of increases in the price of our common stock) that we believe are important to our long-term financial and operational success through the use of performance-based vesting provisions; and

•	Help retain key executives through the use of time-based vesting provisions that require vesting over a multi-year period.

Each executive officer was provided with an option grant when he joined us based upon his position with us, expected level of contribution, relevant prior experience and a review of comparable equity compensation data from other companies within the medical device industry. These initial grants typically vest over four years, and no shares vest before the one year anniversary of the date of the option grant. We spread the vesting of our options over four years to compensate executives for their contribution over a period of time and to more properly align the executive’s interests with our stockholders’ interests. We also utilize a four-year vesting schedule to ensure that the option grants provide meaningful retention qualities.

In addition to the initial option grants, our Board typically grants additional options each calendar year to our key employees, including our named executive officers. These additional grants are made to further incentivize our executives to perform in a manner that creates value for our stockholders, and to create an additional inducement for the executives to remain in the employ of the Company. These additional option grants generally vest over a period of four years for the reasons discussed above, although vesting conditions can vary with each grant in the discretion of the Board.

Option Grants in Fiscal Year 2011. In fiscal year 2011, our Board approved option grants to certain key employees, including our named executive officers. The option grants for the named executive officers were divided into three equal tranches, each with its own set of time-based and/or performance-based vesting conditions.

•

Tranche 1 — The first option grant (comprising one-third of the total for each named executive officer) will vest as to 25% of the shares on the one year anniversary of the grant date, and then in 36 equal monthly installments thereafter such that the full amount of the grant will be vested four years following the grant date.

•

Tranche 2 — The second option grant (comprising one-third of the total for each named executive officer) will vest in three equal portions upon the occurrence of specified 2011 Company performance milestones as follows:

o	One-third for the market release in 2011 of the lateral inter-body fusion product;

o	One-third for CPT Editorial Panel Code presentation for Category 1 during 2011; and

o	One-third for enrolling at least 75 patients during 2011 in the RAMP Clinical Trial.

Once a particular milestone is determined to have been met, the portion of the option that is subject to the milestone will be subject to vesting as to 25% of the shares on the one year anniversary of the date of grant, and then in 36 equal monthly installments thereafter such that the full amount of the grant will be vested four years following the grant date. Failure to meet a milestone results in the termination of the portion of the option tied to that milestone.

In fiscal year 2011, our Compensation Committee determined that the Company successfully achieved the objectives relating to the lateral inter-body fusion product and the CPT Code presentation for Category 1, but did not achieve the third objective. As a result, two-thirds of the shares subject to this portion of the option grant were earned (subject to the time-based vesting requirements discussed above).

•

Tranche 3 — The third option grant (comprising one-third of the total for each named executive officer) will vest upon the achievement of a Company revenue target for fiscal year 2012 (as measured in January 2013).

In the event the revenue target is achieved, 50% of the shares will vest upon a determination that the revenue target was achieved in January 2013, and the remaining 50% of the shares will vest in twenty-four equal monthly installments thereafter. Failure to meet the revenue target will result in the termination of this option.

The following table sets forth the number of options that were granted to each of our named executive officers in fiscal year 2011, including the number of options granted within each of the three tranches described above:

Name	Tranche 1	Tranche 2(1)	Tranche 3	Total Option Shares
Kenneth Reali	50,000	50,000	50,000	150,000
Joseph Slattery	15,000	15,000	15,000	45,000
Dwayne Montgomery	13,333	13,333	13,334	40,000

(1)	As discussed above, two-thirds of these options remain outstanding due to the achievement of specified Company milestones and one-third of these options have been terminated.

When determining the number of options to be granted to each named executive officer in fiscal year 2011, our Compensation Committee considered several factors that it deemed relevant, including the position and level of responsibility of the executives, our recent financial performance, the market price of our common stock on the grant date, and an assessment of the aggregate number of options that our Compensation Committee believes we could reasonably afford to grant under the 2007 Plan in light of the shares remaining eligible for issuance under the plan. Our Compensation Committee also received input from Mr. Reali, our Chief Executive Officer. Our Compensation Committee did not assign a particular weight to any one factor in determining the amount of option grants, but instead applied a subjective approach in determining the amounts.

Perquisites and Other Benefits

We have a 401(k) plan for the benefit of all of our eligible employees, including our executive officers. We do not provide for matching contributions under the 401(k) plan. We also provide health, dental, vision and life insurance and other customary employee assistance plans to all full-time employees, including our executive officers. We do not provide any benefits that would be considered “perquisites” under the rules established by the SEC.

Accounting and Tax Considerations

Effective January 1, 2006, we adopted the fair value provisions of Financial Accounting Standards Board ASC Topic 718 — Stock Compensation. Under FASB ASC Topic 718 — Stock Compensation, we are required to estimate and record an expense for each award of equity compensation (including stock options) over the vesting period of the award.

Section 162(m) of the Code limits the amount that we may deduct for annual compensation paid to our Chief Executive Officer and to each of our four most highly compensated officers to $1,000,000 per person, unless certain exemption requirements are met. Exemptions to this deductibility limit may be made for various forms of “performance-based compensation.” In the past, annual cash compensation to our executive officers has not exceeded $1,000,000 per person, so the compensation has been deductible. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer’s total compensation to exceed $1,000,000.

Summary Compensation Table

The following table sets forth summary compensation information for the years ended December 31, 2011 and December 31, 2010 for our Chief Executive Officer, and our other two most highly compensated executive officers as of the end of fiscal year 2011. We refer to these persons as our “named executive officers” elsewhere in this Proxy Statement.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Cash Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Ken Reali	2011	359,801	—	204,586	22,500	—		586,887
President, Chief Executive Officer	2010	330,490	115,000(4)	137,943	116,450	44,503	(7)	744,386
(former Chief Operating Officer)
Joseph Slattery(5)	2011	292,125	—	188,408	23,484	—		504,017
Executive Vice President	2010	214,935	—	146,128	87,552	139,641	(8)	588,256
Dwayne Montgomery(6)	2011	281,874	—	91,875	14,233	—		387,982
Vice President of Sales	2010

(1)	We generally do not pay discretionary cash bonuses to our named executive officers. Instead, cash bonuses, if any, are paid pursuant to our short-term incentive compensation plan.

(2)	The amounts in this column represent the grant date fair value of the option awards recognized by us as an expense for financial accounting purposes in accordance with FASB ASC Topic 718 and exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions used in calculating the fair value of the option awards are set forth in note 7 of our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report, which was filed with the SEC on March 16, 2012.

(3)	The amounts in this column represent the dollar amount of the cash bonuses paid to our named executive officers under the 2011 Cash Bonus Plan. For additional information about the plan, including the calculation of the bonus amounts paid to our named executive officers, please refer to the heading “Compensation Components – Short-Term Incentive Compensation” above.

(4)	This amount reflects the payment of a one-time signing bonus paid to Mr. Reali in fiscal year 2010 in connection with his appointment as our President and Chief Operating Officer in January 2010.

(5)	Mr. Slattery resigned as a member of our Board in April 2010 and was subsequently appointed to the position of Executive Vice President and Chief Financial Officer. The fiscal year 2010 compensation amounts for Mr. Slattery include cash fees and the value of options he received while serving as a non-employee director through April 2010.

(6)	Mr. Montgomery was not one of our named executive officers in fiscal year 2010.

(7)	This amount reflects the reimbursement paid by the Company to Mr. Reali’s former employer for moving expenses paid by the former employer when Mr. Reali was relocated by the former employer.

(8)	This amount reflects the payment of $85,033 in moving expenses on behalf of Mr. Slattery in connection with his move to Raleigh, North Carolina, and a tax gross-up payment of $54,608 relating to the moving expense reimbursement.

Outstanding Equity Awards at Fiscal Year-End for 2011

The following table lists the outstanding equity incentive awards held by our named executive officers as of December 31, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable(1)		Option Exercise Price	Option Expiration Date(2)
Ken Reali	107,730		117,270		$3.34	1/10/2020
	35,910		39,090		$3.34	1/10/2020
	—		50,000		$3.54	2/19/2021
	—		33,333	(3)	$3.54	2/19/2021
	—		50,000	(4)	$3.54	2/19/2021

Joseph Slattery	30,000	(5)	—		$19.66	11/26/2017
	10,000	(5)	—		$14.56	6/02/2018
	10,000	(5)	—		$8.13	6/01/2019
	83,280		116,720		$3.56	4/16/2020
			15,000		$3.54	2/19/2021
			10,000	(3)	$3.54	2/19/2021
			15,000	(4)	$3.54	2/19/2021

Dwayne Montgomery	65,580		84,420		$3.52	3/20/2020
	—		13,333		$3.54	2/19/2021
	—		8,889	(3)	$3.54	2/19/2021
	—		13,334	(4)	$3.54	2/19/2021

(1)	Unless otherwise noted, all option shares vest at the rate of 25% on the first anniversary of the option grant and in 36 equal monthly installments thereafter, such that the options are fully vested 48 months following the option grant date.

(2)	All stock option grants have a 10-year term.

(3)	The vesting of these stock options was initially tied to the achievement of specified Company performance milestones for fiscal year 2011. Upon achieving such milestones, the portion of the option subject to the milestones are subject to vesting as to 25% of the shares on the one year anniversary of the date of grant, and then in 36 equal monthly installments thereafter such that the full amount of the grant will be vested four years following the grant date. For additional information about these option grants, including the achievement of the performance milestones and the vesting of the options, please refer to the heading “Compensation Components — Long-Term Equity-Based Incentive Awards” above.

(4)	The vesting of these stock options is tied to the achievement of a Company revenue target for fiscal year 2012. In the event that the revenue target is achieved, the stock options shall vest as to 50% of the shares in January 2013, and the remaining 50% shall vest in 24 equal monthly installments thereafter. For additional information about these option grants, including the achievement of the Company revenue target and the vesting of the options, please refer to the heading “Compensation Components — Long-Term Equity-Based Incentive Awards” above.

(5)	Each of these options was issued to Mr. Slattery in connection with his prior service on our Board. Mr. Slattery resigned as a member of our Board in April 2010 and was subsequently appointed to the position of Executive Vice President and Chief Financial Officer.

Option Exercises During Fiscal Year 2011

There were no options exercised by our named executive officers in 2011.

Employment and Severance Agreements

Employment Agreements

We have not entered into any employment agreements with our employees.

Severance Agreements

In November 2011, our Compensation Committee approved and adopted a form of Employment Severance Agreement, which we refer to as the “Severance Agreement,” to be entered into with the Company’s executive officers, including each of our named executive officers, which we refer to as the “Eligible Officers.” Under the Severance Agreement, severance benefits are payable to an Eligible Officer if, during the term of the Severance Agreement and within 12 months after a Change of Control (as defined in the Severance Agreement) has occurred, the Eligible Officer’s employment is terminated by the Company as a result of an Involuntary Termination or a Resignation for Good Reason (each as defined in the Severance Agreement). Severance benefits under the Severance Agreement include: (i) the continuation of the Eligible Officer’s current base salary for a period of 12 months following termination of employment (the “Severance Period,” as defined in the Severance Agreement), provided that any such payment will be offset by the amount of any compensation the Eligible Officer receives during the Severance Period from the Company or another employer, or as an independent contractor; (ii) the vesting of all of the Eligible Officer’s unvested stock options (as well as the vesting of any unvested restricted stock units or stock appreciation rights that may then be outstanding) upon the 12 month anniversary of the Change of Control; and (iii) reimbursement for the Eligible Officer’s medical and dental benefits during the Severance Period. The purpose of the Severance Agreements is, among other things, to provide the Eligible Officers with enhanced financial security and sufficient incentive and encouragement to remain in the employ of the Company prior to and during the completion of a Change of Control.

Retention Bonus Plan

In November 2011, our Compensation Committee approved a retention bonus plan for the benefit of certain of our key employees, including each of our named executive officers. Pursuant to the retention bonus plan, each of our named executive officers is eligible to receive cash payments from the Company to the extent that they continue to be employed by the Company as of the date on which the retention bonuses would be paid and continue to be in good standing with the Company as determined by our Board. Each named executive officer is eligible to receive aggregate retention bonus payments in an amount equal to a specified percentage of the named executive officer’s base salary for fiscal year 2011 as determined by our Compensation Committee. Half of the retention bonus for each named executive officer was paid in March 2012 and the other half is payable in September 2012, assuming each named executive officer continues to be employed by the Company as of the payment date and continues to be in good standing. No amounts were earned or paid under the retention bonus plan during fiscal 2011.

The 2011 target cash bonus amount, retention bonus percentage, and resulting target retention bonus amount for each named executive officer is set forth in the table below:

Name	2011 Base Salary	Retention Bonus Percentage	2012 Aggregate Retention Bonus Opportunity(1)
Ken Reali	$360,000	25%	$90,000
Joseph Slattery	$293,550	20%	$58,710
Dwayne Montgomery	$283,250	15%	$42,488

(1)	Half of these amounts were earned by our named executive officers in March 2012, and the other half may be earned in September 2012 to the extent certain conditions are satisfied as discussed above.

Our Compensation Committee approved the adoption of the key employee retention bonus plan because it believes that the retention of certain key employees is imperative for the long-term growth and success of the Company. Our Compensation Committee believed that it was necessary to adopt the retention bonus plan because, while certain financial, strategic and reimbursement challenges have prevented the Company from achieving performance targets under its short-term incentive compensation plan, our Compensation Committee recognized that certain key employees are diligently performing their duties to the Company and making progress towards the Company’s long-term success.

Nonqualified Deferred Compensation

None of our named executive officers participate in non-qualified defined contribution plans or other deferred compensation plans maintained by us. Our Compensation Committee, which is comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if our Compensation Committee determines that doing so is in our best interests.

Potential Payments in Connection with a Change in Control

We have entered into Severance Agreements with each of our named executive officers which provide that if we terminate the executive officer’s employment without cause or he resigns for good reason within 12 months after a Change in Control, as defined in the Severance Agreement, each executive officer is entitled to the following compensation, assuming the officer signs and complies with a release of claims in favor of the Company: (i) during the Severance Period, a guarantee of salary continuation equal to the officer’s monthly portion of Base Compensation, as defined in the Severance Plan, on the date of termination, less applicable withholdings, as well as continuation of medical and dental benefits pursuant to Company policies and (ii) the officer will vest in and have the right to exercise all of the his outstanding options, restricted stock units, and stock appreciation rights that were otherwise unvested as of the date of such termination and all of the Company’s rights to repurchase the officer’s unvested options, restricted stock units, or stock appreciation rights from the officer shall lapse as to that number of shares in which such repurchase rights have yet to lapse. In addition, in the event of a Change of Control, irrespective of the officer’s employment status with the Company, one hundred percent (100%) of the officer’s unvested options, restricted stock units, and stock appreciation rights shall vest upon the 12 month anniversary of such Change of Control.

For all grants under our 2000 Stock Incentive Plan since October 2007, and for all grants under our 2007 Plan, upon a change in control event, defined as a merger, sale of a majority of our voting stock, sale of all or substantially all of our assets, or liquidation or dissolution of the Company, each outstanding award will be treated as our Compensation Committee determines, including whether the successor corporation or its parent or subsidiary will assume or substitute an equivalent award for each outstanding award. Our Compensation Committee is not required to treat all awards similarly. If there is no assumption or substitution of outstanding awards, the awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable. In addition, if the outstanding awards are assumed or substituted by an acquiring entity and the holder of the options is terminated without cause, as defined in the 2007 Plan, within 12 months after the change of control transaction, their awards will fully vest, all restrictions will lapse, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and the awards will become fully exercisable.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has elected to engage PricewaterhouseCoopers, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending December 31, 2012.

Although we are not required to submit the selection of independent registered public accountants for stockholder approval, if the stockholders do not ratify this selection, the Audit Committee will reconsider its selection of PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that the change would be in our best interests.

Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

The following is a summary of the fees billed to us by PricewaterhouseCoopers for professional services rendered for the fiscal years ended December 31, 2011 and December 31, 2010:

Fee Category	Fiscal 2011 Fees	Fiscal 2010 Fees
Audit Fees	$345,664	$284,345
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$345,664	$284,345

Audit Fees.    We paid PricewaterhouseCoopers fees in the aggregate of $345,664 and $284,345 for the fiscal years ended December 31, 2011 and December 31, 2010, respectively, for professional services rendered for the audits of our annual financial statements.

Audit-Related Fees.    We did not pay any fees to PricewaterhouseCoopers for assurance and related services for the fiscal years ended December 31, 2011 or December 31, 2010.

Tax Fees.    We did not pay any fees to PricewaterhouseCoopers for professional services for tax compliance, tax planning and tax advice for the fiscal years ended December 31, 2011 or December 31, 2010.

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services performed by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent registered public accounting firm provides audit service detail in advance of the meeting of the Audit Committee held during the first calendar quarter of each year, outlining the scope of the audit and audit related fees. If agreed to by the Audit Committee, an engagement letter is formally accepted by the Audit Committee.

All of the services provided by PricewaterhouseCoopers described in the table above were approved by the Board or the Audit Committee.

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

AUDIT COMMITTEE REPORT

Notwithstanding anything to the contrary in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the Audit Committee Report set forth below shall not be deemed to be “soliciting material” or “filed” with the SEC, nor shall such information be incorporated by reference into any such filing.

The Board has determined that each of the undersigned members of the Audit Committee is “independent” as defined by Nasdaq Listing Rule 5605(a)(2) and the rules promulgated by the SEC. The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. The Board has determined that all members of the Audit Committee are financially literate and that the Chairperson of the Audit Committee, David Simpson, is an “Audit Committee financial expert” as defined by the rules promulgated by the SEC and his relevant financial experience is provided above in the director biographies. The committee’s work is guided by a Board approved written charter. The Audit Committee held six meetings in 2011.

The Audit Committee members are not professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. The Audit Committee serves a board level oversight role where it oversees the relationship with the independent registered public accounting firm, as set forth in the Audit Committee charter, and provides advice, counsel and general direction, as it deems appropriate, to management and the independent registered public accounting firm on the basis of the information it receives, discussions with the auditor, and the experience of the committee’s members in business, financial and accounting matters. Management is responsible for (a) the preparation, presentation and integrity of the Company’s financial statements; (b) accounting and financial reporting principles; and (c) the Company’s internal control over financial reporting and disclosure controls and procedures designed to promote compliance with accounting standards and applicable laws and regulations.

In this context, the Audit Committee hereby reports as follows:

1.  The Audit Committee has reviewed and discussed the audited financial statements relating to the fiscal year ended December 31, 2011 with PricewaterhouseCoopers and the Company’s management;

2.  The Audit Committee has discussed with PricewaterhouseCoopers, the Company’s independent registered public accounting firm, the matters required by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.  The Audit Committee has received written disclosures and a letter from PricewaterhouseCoopers, required by the applicable rules of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers their independence.

4.  Based on the review and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

The foregoing report is provided by the undersigned members of the Audit Committee.

Respectfully submitted,

David Simpson, Chairperson

Michael Carusi

Jonathan Osgood

Equity Compensation Plan Information

The following table provides information relating to our equity compensation plans as of December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	2,729,885	$4.92	1,551,882
Equity compensation plans not approved by stockholders	—	—	—

Total	2,729,885	$4.92	1,551,882	(1)

(1)	The number of securities remaining available for future issuance includes 187,610 shares available for purchase under the TranS1 Inc. 2007 Employee Stock Purchase Plan. The number of shares subject to purchase under this plan during the current six-month purchase period is approximately 39,000.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders with the opportunity to cast an advisory vote on the compensation paid to our named executive officers as described below. Although we are not currently required by SEC rules to do so, we believe that it is appropriate to seek the views of our stockholders on the design and effectiveness of our executive compensation program.

We are requesting stockholder approval, on an advisory basis, of the compensation paid to our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. As an advisory vote, this proposal is not binding upon the Board or the Compensation Committee. However, our Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We urge stockholders to carefully read the “Executive Compensation” section of this Proxy Statement beginning on page 24, which describes how our executive compensation policies and procedures operate and the decisions made by our Compensation Committee with respect to the compensation paid to our named executive officers in 2011. Our Board and our Compensation Committee believe that the compensation policies and procedures described in this Proxy Statement are effective in achieving our compensation objectives.

Therefore, we ask our stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers of TranS1, as disclosed pursuant to the compensation disclosure rules of the SEC in the executive compensation section of TranS1’s Proxy Statement for the 2012 Annual Meeting of Stockholders.”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL PROPOSAL NO. 3.

PROPOSAL NO. 4

ADVISORY VOTE ON FREQUENCY OF SAY-ON-PAY VOTE

As described in Proposal No. 3 above, our stockholders are being provided the opportunity to cast an advisory vote on the compensation paid to our named executive officers, which we refer to as the “say-on-pay vote.”

This Proposal No. 4 affords our stockholders the opportunity to cast an advisory vote on how often we should include a “say-on-pay vote” in our proxy materials for future annual stockholder meetings (or special stockholder meetings for which we must include executive compensation information in the proxy statement for that meeting). Under this Proposal No. 4, our stockholders may vote to have the “say-on-pay vote” every year, every two years or every three years, or our stockholders may abstain from such vote.

We believe that submitting the “say-on-pay vote” on an annual basis is appropriate for the Company and its stockholders at this time because we believe that an annual “say-on-pay vote” will provide our stockholders with an additional opportunity to communicate with us regarding their views on our executive compensation programs. We understand that our stockholders may have different views as to what is an appropriate frequency for future “say-on-pay votes” and we will carefully review the voting results for this proposal. This advisory vote on the frequency of future “say-on-pay votes” is non-binding on our Board or our Compensation Committee, but we will consider the outcome of the vote when making future decisions about the frequency of holding future “say-on-pay” votes.

Therefore, we ask our stockholders to approve the following advisory resolution at the Annual Meeting:

“RESOLVED, that the stockholders determine, on an advisory basis, that the frequency with which TranS1 should submit an advisory vote on the compensation of its named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC in the executive compensation section of TranS1’s Proxy Statement for the 2012 Annual Meeting of Stockholders, to the stockholders is ‘EVERY YEAR.’”

Recommendation of the Board of Directors

OUR BOARD UNANIMOUSLY RECOMMENDS AN “EVERY YEAR” VOTE FOR PROPOSAL NO. 4.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. As of the date of this Proxy Statement, no stockholder had advised us of the intent to present any business at the Annual Meeting. If any other matter or matters are properly brought before the Annual Meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD

/s/ Ken Reali
Ken Reali
President and Chief Executive Officer

Wilmington, North Carolina

April 30, 2012

ANNUAL MEETING OF STOCKHOLDERS OF

TRANS1 INC.

June 5, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card are available at http://ir.trans1.com/sec.cfm

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20330300040000000000 5 060512

THE DIRECTORS RECOMMEND A VOTE “FOR” EACH OF THE NOMINEES IN ITEM 1, A VOTE “FOR” ITEMS 2 AND 3, AND “EVERY YEAR” FOR ITEM 4

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. Election of Directors: 2. Ratification of PricewaterhouseCoopers LLP as TranS1’s

independent registered public accounting firm for the fiscal

NOMINEES:

year ending December 31, 2012:

FOR ALL NOMINEES O Michael Carusi

O Jonathan Osgood

WITHHOLD AUTHORITY O Ken Reali 3. RESOLVED, that the stockholders approve, on an advisory

FOR ALL NOMINEES basis, the compensation of the Named Executive Officers of

TranS1, as disclosed pursuant to the compensation disclosure

FOR ALL EXCEPT rules of the SEC in the executive compensation section of

(See instructions below) TranS1’s Proxy Statement for the 2012 Annual Meeting of

Stockholders.

1 year 2 years 3 years ABSTAIN

4. RESOLVED, that the stockholders determine, on an

advisory basis, that the frequency with which TranS1

should submit an advisory vote on the compensation of

its Named Executive Officers, as disclosed pursuant to

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” the SEC’s compensation disclosure rules (including in and fill in the circle next to each nominee you wish to withhold, as shown here: the executive compensation section of TranS1’s Proxy

Statement for the 2012 Annual Meeting of Stockholders),

to the stockholders is:

5. In their discretion, on such other business as may properly come before the

2012 Annual Meeting of Stockholders of TranS1 or any adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED

BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL

BE VOTED “FOR” EACH OF THE NOMINEES NAMED ON THIS PROXY, “FOR” THE

RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS TRANS1’S INDEPEN-

DENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

To change the address on your account, please check the box at right and DECEMBER 31, 2012, “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION

indicate your new address in the address space above. Please note that AND “EVERY YEAR” FOR THE ADVISORY VOTE ON THE FREQUENCY OF THE

changes to the registered name(s) on the account may not be submitted via this method. ADVISORY VOTE ON EXECUTIVE COMPENSATION.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

TRANS1 INC.

Annual Meeting of Stockholders Tuesday, June 5, 2012 10:00 a.m. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby nominates, constitutes and appoints Ken Reali and Joe Slattery, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all common stock of TranS1 Inc. ("TranS1") which the undersigned is entitled to represent and vote at the 2012 Annual Meeting of Stockholders of TranS1 to be held at 200 Horizon Drive, Suite 115, Raleigh, North Carolina 27615 on June 5, 2012, at 10:00 a.m. Eastern Time, and at any and all adjournments or postponements thereof, and to vote all shares of the common stock of TranS1 standing in the name of the undersigned with all the powers the undersigned would possess if personally present at such meeting. This Proxy may be revoked by the undersigned at any time prior to its use. The undersigned directs that this Proxy be voted as follows:

(Continued and to be signed on the reverse side)

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